                                March 25, 2001, as
                             amended August 22, 2001

                           NORSKE SKOG CANADA LIMITED
                              PACIFICA PAPERS INC.

                            ------------------------

                             ARRANGEMENT AGREEMENT
                  IN RESPECT OF PLANS OF ARRANGEMENT INVOLVING
                           NORSKE SKOG CANADA LIMITED
                                      AND
                              PACIFICA PAPERS INC.

                            ------------------------

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                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
1.  INTERPRETATION..........................................       3

2.  THE ARRANGEMENT.........................................       3

3.  CONDITIONS..............................................       4
    Mutual Conditions.......................................       4
    Norske Canada Conditions................................       6
    Pacifica Conditions.....................................       6
    Waiver of Conditions....................................       7
    Satisfaction of Conditions Precedent....................       7
    Merger of Conditions....................................       7

4.  REPRESENTATIONS AND WARRANTIES..........................       8

5.  CONDUCT OF BUSINESS.....................................       8
    Restrictions Affecting Pacifica.........................       8
    Restrictions Affecting Norske Canada....................      11

6.  COMPLETION OF ARRANGEMENT...............................      12
    Mutual Obligations......................................      12
    Obligations of Pacifica.................................      12
    Obligations of Norske Canada............................      14
    Directors and Officers Insurance........................      15
    Employees...............................................      16

7.  ACQUISITION PROPOSALS...................................      17
    Non-Solicitation........................................      17
    Notice of Acquisition Proposal..........................      17
    Acquisition Proposals...................................      17
    Superior Proposals......................................      18

8.  TERMINATION.............................................      19

9.  TERMINATION FEES........................................      21
    Break Fee...............................................      21
    Expenses Payment........................................      21
    Time for Payment........................................      21
    Remedies................................................      21

10. GENERAL.................................................      22
    Public announcements....................................      22
    Further assurances......................................      22
    Counterparts............................................      22
    Entire Agreement........................................      22
    Waiver..................................................      22
    Amendment and Variation.................................      22
    Binding Effect and Assignment...........................      23
    Severability............................................      23
    Time of the Essence.....................................      23
    Expenses................................................      23
    Notices.................................................      23
    Governing Law and Jurisdiction..........................      24

SCHEDULE 1 -- DEFINITIONS AND INTERPRETATION................      25

SCHEDULE 2 -- PACIFICA WARRANTIES...........................      32

SCHEDULE 3 -- NORSKE CANADA WARRANTIES......................      44

SCHEDULE 4 -- PACIFICA PLAN OF ARRANGEMENT..................      53

SCHEDULE 5 -- NORSKE CANADA PLAN OF ARRANGEMENT.............      67

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                             ARRANGEMENT AGREEMENT

THIS AGREEMENT is made on March 25, 2001, as amended August 22, 2001

B E T W E E N

                NORSKE SKOG CANADA LIMITED, a company governed by the laws of British Columbia with its head office in Vancouver, British Columbia ("NORSKE CANADA")
AND

                PACIFICA PAPERS INC., a corporation governed by the laws of Canada with its head office in Vancouver, British Columbia ("PACIFICA")

      WHEREAS Norske Canada and Pacifica intend to carry out certain of the transactions contemplated in this Agreement by way of an arrangement between Norske Canada and its shareholders under the provisions of the COMPANY ACT (British Columbia) and an arrangement between Pacifica and its shareholders under the provisions of the CANADA BUSINESS CORPORATIONS ACT pursuant to the terms of this Agreement.

      In consideration of the following mutual obligations THE PARTIES AGREE AS
FOLLOWS:

1.    INTERPRETATION

1.1 This Agreement shall be interpreted in accordance with the definitions and rules of interpretation set out in Schedule 1.

1.2   The following Schedules form a part of this Agreement:

      (a) Schedule 1 -- Definitions and Interpretation;

      (b) Schedule 2 -- Pacifica Warranties;

      (c) Schedule 3 -- Norske Canada Warranties;

      (d) Schedule 4 -- Pacifica Plan of Arrangement; and

      (e) Schedule 5 -- Norske Canada Plan of Arrangement.

2.    THE ARRANGEMENT

2.1 As soon as reasonably practicable, Pacifica shall apply to the Court pursuant to section 192(3) of the CBCA for an order approving the Pacifica Arrangement and Norske Canada shall apply to the Court pursuant to section 252 of the Company Act for an order approving the Norske Canada Arrangement.

2.2   In connection with the applications referred to in section 2.1:

      (a) Pacifica shall file and diligently prosecute an application for the Pacifica Interim Order providing for, among other things, the calling and holding of the Pacifica Meeting, which, subject to section 7.7, shall be held on the date agreed to by Norske Canada and Pacifica, for the purpose of considering and, if deemed advisable, approving the Pacifica Arrangement;

      (b) Norske Canada shall file and diligently prosecute an application for the Norske Canada Interim Order providing for, among other things, the calling and holding of the Norske Canada Meeting, which shall be held on the date agreed to by Norske Canada and Pacifica, for the purpose of considering and, if deemed advisable, approving the Norske Canada Arrangement;

      (c) Pacifica and Norske Canada shall, subject to obtaining the approvals as contemplated in the Interim Orders and as may be directed by the Court in the Interim Orders, take all steps necessary or desirable to submit their respective Arrangements to the Court and apply for their respective Final Orders; and

      (d) prior to the hearing or hearings in relation to the Pacifica Final Order, Pacifica shall:

           (i) advise the Court that Norske Canada intends to rely on the exemption from the registration requirements of the United States SECURITIES ACT OF 1933 provided by section 3(a)(10) of that enactment based on the Court's approval of the transaction; and

          (ii) ask the Court to find, before approving the transaction, that the terms and conditions of the exchange of shares under the Pacifica Arrangement are fair to those holders of Pacifica securities to whom Norske Canada Common Shares will be issued.

2.3 In order to effectively merge the respective assets and business operations of Norske Canada and Pacifica, the Parties agree that it is their intention to effect the following transactions immediately following the Effective Time:

      (a) Norske Canada and Pacifica shall be amalgamated as one company in order to merge the respective paper production and related assets owned by them; and

      (b) Norske Canada Pulp Operations Limited and Export Sales Company Limited shall be amalgamated as one company in order to merge the respective pulp production and related assets owned by them.

3.    CONDITIONS

MUTUAL CONDITIONS

3.1 The respective obligations of Norske Canada and Pacifica to complete the transactions contemplated by this Agreement to be completed on the Effective Date are subject to the prior satisfaction or waiver, by both Norske Canada and Pacifica, of the following conditions:

      (a) the Court has granted the Interim Orders in form and substance satisfactory to Pacifica and Norske Canada, acting reasonably, and the Interim Orders have not been set aside or modified, on appeal or otherwise, in a manner unacceptable to Pacifica and Norske Canada, acting reasonably;

      (b) the Pacifica Shareholders have passed the Pacifica Arrangement Resolution and the Norske Canada Shareholders have passed the Norske Canada Arrangement Resolution in accordance with the Interim Orders and in accordance with the CBCA and the Company Act, respectively;

      (c) the Court has granted the Final Orders in form and substance satisfactory to Pacifica and Norske Canada, acting reasonably, and the Final Orders have not been set aside or modified, on appeal or otherwise, in a manner unacceptable to Pacifica and Norske Canada, acting reasonably;

      (d) no Law, ruling, order or decree is in force, and no action has been taken under any Law or by any Governmental Entity, that:

           (i) makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Arrangements or any other transactions or agreements contemplated by this Agreement;

          (ii) results in a judgment or assessment of damages, directly or indirectly, relating to the transactions or agreements contemplated in this Agreement that would have a material adverse effect on either Party; or

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         (iii) would impose any condition or restriction that, after giving effect to the Arrangements, would have a material adverse effect on Norske Canada (including Pacifica and its Subsidiaries);

      (e) all consents, waivers, permits, orders and approvals of any Governmental Entity and the expiry or termination of any waiting periods required to permit the Arrangements, the failure of which to obtain or the non-expiry or non-termination of which would have a material adverse effect on Norske Canada or Pacifica, as the case may be, or would prevent or delay the completion of the Arrangements, have been obtained or received on terms satisfactory to Norske Canada and Pacifica, acting reasonably and evidence of the same satisfactory to Norske Canada and Pacifica, acting reasonably, has been delivered to each Party;

      (f) without limiting the scope of the condition in section 3.1(e):

           (i) with respect to the Competition Act:

               A. the applicable waiting periods under section 123 of the
                  Competition Act have expired and the Commissioner of Competition (the "COMMISSIONER") appointed under the Competition Act has not given notice that he intends to make an application to the Competition Tribunal for an order under section 92 or 100 of the Competition Act in respect of the Pacifica Arrangement; or

               B. the Commissioner has issued an advance ruling certificate under section 102 of the Competition Act in respect of the Pacifica Arrangement in a form and on terms satisfactory to Norske Canada;

          (ii) the Minister responsible for Investment Canada has determined that the Pacifica Arrangement is of "net benefit to Canada" for purposes of the Investment Canada Act; and

         (iii) any applicable waiting periods under the United States HART-SCOTT-RODINO ANTITRUST IMPROVEMENT ACT OF 1976 with respect to the Pacifica Arrangement have expired or been earlier terminated;

      (g) the Norske Canada Common Shares to be issued pursuant to the Pacifica Arrangement have been conditionally approved for listing on The Toronto Stock Exchange subject only to such conditions, including the filing of documentation, as are acceptable to Norske Canada and Pacifica, acting reasonably;

      (h) the distribution of the Norske Canada Common Shares in the United States pursuant to the Pacifica Arrangement is exempt from registration requirements under the United States SECURITIES ACT OF 1933 (the "U.S. SECURITIES ACT") and except with respect to persons deemed "affiliates" under the U.S. Securities Act, the Norske Canada Common Shares to be distributed in the United States pursuant to the Pacifica Arrangement are not subject to resale restrictions in the United States under the U.S. Securities Act;

      (i) the distribution of the Norske Canada Common Shares in Canada pursuant to the Pacifica Arrangement is exempt from registration and prospectus requirements of applicable Canadian Securities Legislation and except with respect to persons deemed to be "control persons" or the equivalent under applicable Canadian Securities Legislation the Norske Canada Common Shares to be distributed in Canada pursuant to the Pacifica Arrangement are not subject to any resale restrictions under applicable Canadian Securities Legislation; and

     (j) all necessary waivers or consents have been obtained in relation to any assignment or change of control restrictions in the Specified Contracts that would be breached or triggered as a result of the execution or delivery of this Agreement or the completion of the transactions contemplated by this Agreement to be completed on the Effective Date.

NORSKE CANADA CONDITIONS

3.2 The obligations of Norske Canada to complete the transactions contemplated by this Agreement to be completed on the Effective Date are subject to the prior satisfaction, or waiver by Norske Canada, of the following conditions:

      (a) the Pacifica Warranties are true as of the Effective Date (except to the extent that the Pacifica Warranties speak as of an earlier date, in which event they shall be true as of such earlier date) as if made on and as of that date except for any failures or breaches of representations and warranties that have not had, or would not have, individually or in the aggregate, a material adverse effect on Pacifica or prevent or delay the completion of the Arrangements or the transactions contemplated by this Agreement to be completed at the Effective Time;

      (b) Pacifica has complied with its obligations under this Agreement, except to the extent the failure to comply with those obligations has not had, or would not have, individually or in the aggregate, a material adverse effect on Pacifica or prevent or delay the completion of the Arrangements or the transactions contemplated by this Agreement to be completed at the Effective Time;

      (c) Pacifica has provided to Norske Canada the certificate of two officers of Pacifica (acceptable to Norske Canada, acting reasonably) certifying that the Pacifica Warranties are true as of the Effective Date as if made on and as of that date, subject to the exceptions and materiality qualifications in section 3.2(a), and certifying that Pacifica has complied with its obligations under this Agreement, subject to the exceptions and materiality qualifications in section 3.2(b);

      (d) from the date of this Agreement to and including the Effective Date, there has not been a material adverse change in relation to Pacifica;

      (e) lenders have advanced or are prepared to advance to Norske Canada the funds that are contemplated by the Norske Canada Commitment
          Letter and are necessary to complete the Arrangements and the transactions contemplated by this Agreement and all conditions precedent to the advance of those funds have been satisfied or waived;

      (f) no more than 6,795,000 of the issued and outstanding Pacifica Shares are the subject of the exercise of any rights of dissent that Pacifica Shareholders may have in relation to the Pacifica Arrangement and, if the Court orders that the Norske Canada Shareholders be entitled to exercise dissent rights, no more than 6,209,463 of the issued and outstanding Norske Canada Class A Shares are the subject of the exercise of rights of dissent in relation to the Norske Canada Arrangement; and

      (g) the Norske Canada Final Order has been filed with the BC Registrar and the Norske Canada Arrangement has become effective.

PACIFICA CONDITIONS

3.3 The obligations of Pacifica to complete the transactions contemplated by this Agreement to be completed on the Effective Date are subject to the prior satisfaction, or waiver by Pacifica, of the following conditions:

      (a) the Norske Canada Warranties are true as of the Effective Date (except to the extent that the Norske Canada Warranties speak as of an earlier date, in which event they shall be true as of such earlier date) as if made on and as of that date except for any failures or breaches of representations and warranties that have not had, or would not have, individually or in the aggregate, a material adverse effect on Norske Canada or prevent or delay the completion of the Arrangements or the transactions contemplated by this Agreement to be completed at the Effective Time;

      (b) Norske Canada has complied with its obligations under this Agreement, except to the extent the failure to comply with those obligations has not had, or would not have, individually or in the aggregate, a material adverse effect on Norske Canada or prevent or delay the completion of the Arrangements or the transactions contemplated by this Agreement to be completed at the Effective Time;

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      (c) Norske Canada has provided to Pacifica the certificate of two officers of Norske Canada (acceptable to Pacifica, acting reasonably) certifying that the Norske Canada Warranties are true as of the Effective Date as if made on and as of that date, subject to the exceptions and materiality qualifications set out in section 3.3(a), and certifying that Norske Canada has complied with its obligations under this Agreement, subject to the exceptions and materiality qualifications in section 3.3(b);

      (d) from the date of this Agreement to and including the Effective Date, there has not been a material adverse change in relation to Norske Canada; and

      (e) without limiting section 3.3(d), the terms and conditions of the definitive loan and related agreements in respect of the Norske Canada Financing are consistent with the terms and conditions set out in the Norske Canada Commitment Letter, except for changes that do not change the amount or decrease the stated average maturity of the Norske Canada Financing and would not have, individually or in the aggregate, a material adverse effect on Norske Canada or prevent or delay the completion of the Arrangements.

WAIVER OF CONDITIONS

3.4 The Conditions Precedent in section 3.1 are for the mutual benefit of Pacifica and Norske Canada and may only be waived, in whole or in part, at any time if waived by both Pacifica and Norske Canada, such waiver being without prejudice to any other rights that each Party may have.

3.5 The Conditions Precedent in section 3.2 are for the sole benefit of Norske Canada and may be waived, in whole or in part, at any time by Norske Canada without prejudice to any other rights that it may have.

3.6 The Conditions Precedent in section 3.3 are for the sole benefit of Pacifica and may be waived, in whole or in part, at any time by Pacifica without prejudice to any other rights that it may have.

SATISFACTION OF CONDITIONS PRECEDENT

3.7 Norske Canada and Pacifica shall use all reasonable commercial efforts to ensure that the Conditions Precedent are satisfied as soon as reasonably practicable and in any event on or before August 31, 2001 or such other date as the Parties may agree in writing (the "DROP DEAD DATE").

3.8 On or before the eighth business day after the satisfaction or waiver of all of the Conditions Precedent other than those set out in sections 3.2(c), 3.2(e) and (c), Pacifica and Norske Canada shall each deliver to the other the officers' certificates referred to in sections 3.2(c) and (c), respectively.

3.9 Subject to the satisfaction or waiver of all of the Conditions Precedent, the closing of the Pacifica Arrangement shall take place on August 27, 2001 or such other date on or prior to the Drop Dead Date as the Parties may agree. At the closing:

      (a) Pacifica and Norske Canada shall deliver the certificates referred to in sections 3.2(c) and 3.3(c);

      (b) Norske Canada shall deliver to Pacifica favourable opinions of counsel to Norske Canada, in a form and on terms satisfactory to Pacifica and its counsel, acting reasonably, substantially to the same effect as the Conditions Precedent in sections 3.1(g), 3.1(h) and 3.1(i) and the Norske Canada Warranty in paragraph 2.3 of
          Schedule 3; and

      (c) Pacifica and Norske Canada shall deliver such other opinions and documents contemplated or provided for in this Agreement.

MERGER OF CONDITIONS

3.10 The Conditions Precedent shall be conclusively deemed to have been satisfied, waived or released when both the Norske Canada Final Order has been filed with the BC Registrar and the Pacifica Final Order has been filed with the Director.


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4.    REPRESENTATIONS AND WARRANTIES

4.1 Pacifica represents and warrants to Norske Canada in the terms of the Pacifica Warranties set out in Schedule 2. Pacifica acknowledges that Norske Canada has entered into this Agreement in reliance on the Pacifica Warranties.

4.2 Norske Canada represents and warrants to Pacifica in the terms of the Norske Canada Warranties set out in Schedule 3. Norske Canada acknowledges that Pacifica has entered into this Agreement in reliance on the Norske Canada Warranties.

4.3 The Pacifica Warranties are subject to and qualified by the matters disclosed in the Pacifica Disclosure Letter and the Norske Canada Warranties are subject to and qualified by the matters disclosed in the Norske Canada Disclosure Letter.

4.4 Any investigation by Norske Canada and its advisors shall not mitigate, diminish or affect the Pacifica Warranties and any investigation by Pacifica and its advisors shall not mitigate, diminish or affect the Norske Canada Warranties.

4.5 The Pacifica Warranties and the Norske Canada Warranties shall not survive the completion of the Pacifica Arrangement and shall terminate at the Effective Time.

5.    CONDUCT OF BUSINESS

RESTRICTIONS AFFECTING PACIFICA

5.1 Until the Effective Time or the earlier termination of this Agreement, except for those matters described in Part A of the Pacifica Disclosure Letter, contemplated by this Agreement or consented to by Norske Canada in writing, Pacifica shall, and shall cause each of its Material Subsidiaries other than the PREI Parties to:

      (a) conduct its businesses in the ordinary course of business and consistent with past practice;

      (b) use its reasonable commercial efforts to preserve intact its business organizations and goodwill, to keep available the services of its officers and employees and to maintain its relationships with suppliers, agents, distributors, customers and others having business relationships with it;

      (c) use its reasonable commercial efforts to cause its current insurance or re-insurance policies not to be cancelled or terminated or any of the coverage under its current insurance re-insurance policies to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies come into full force and effect;

      (d) accelerate the vesting of all outstanding Pacifica Options so as to permit holders to exercise all of their Pacifica Options (regardless of whether they are by their terms presently exercisable) at least 30 days prior to the Pacifica Meeting;

      (e) accelerate the vesting of all outstanding Pacifica Stock Appreciation Rights so as to permit holders to exercise all of their Pacifica Stock Appreciation Rights (regardless of whether they are by their terms presently exercisable) prior to the Effective Time;

      (f) suspend the purchase of Pacifica Shares under the Pacifica Employee Share Purchase Plan from any source, including from treasury, on the open market, from private sources or by matching purchases and sales, and suspend all Personal Contributions and Company Contributions (as those terms are defined in the Pacifica Employee Share Purchase Plan);

      (g) suspend grants of stock appreciation rights under the Pacifica Stock Appreciation Rights Plan;

      (h) subject to applicable Law and the other provisions of this Agreement, keep Norske Canada informed as to the material actions required to be taken or decisions required to be made with respect to the operation of its business, except where such disclosure is prohibited by reason of a confidentiality


                                      8
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          obligation owed to a third party for which a waiver could not be obtained and provided that Norske Canada and Pacifica shall develop procedures to ensure that such provision of information will not impair the ability of Pacifica to effect decisions in a timely manner;

      (i) use its reasonable commercial efforts to conduct its affairs so that all of the Pacifica Warranties are true in all material respects at the Effective Time as if made at that time;

      (j) promptly advise Norske Canada orally and, if then requested, in writing of:

           (i) any event occurring after the date of this Agreement that would render any Pacifica Warranty untrue in any material respect if made on and as of the Effective Date;

          (ii) any material adverse change, or any change that could reasonably expected to become a material adverse change, in respect of Pacifica; or

         (iii) any material breach by Pacifica of its obligations under this Agreement; and

      (k) meet with Norske Canada on a monthly basis to review Pacifica's capital spending programs, its actual expenditures to date and its proposed capital spending plans for the coming month and to consider a reduction in Pacifica's capital spending programs in relation to those matters referred to in the Pacifica Disclosure Letter so as to plan for an orderly implementation of the merger of the respective business assets and operations of the parties.

5.2 Until the Effective Time or the earlier termination of this Agreement, except for those matters described in Part A of the Pacifica Disclosure Letter, contemplated by this Agreement or consented to by Norske Canada in writing, Pacifica shall not, and shall cause each of its Subsidiaries other than the PREI Parties not to:

      (a) issue (including under the Pacifica Employee Share Purchase Plan), sell, pledge, lease, dispose of or encumber or agree to issue, sell, pledge, lease, dispose of or encumber any of its equity securities or any equity securities of its Subsidiaries, or any options (including under the Pacifica Stock Option Plan), warrants, conversion privileges or other rights of any kind to acquire any of its equity securities or any equity securities of its Subsidiaries, except pursuant to the exercise of stock options outstanding at the date of this Agreement that have been disclosed in the Pacifica Disclosure Letter or pursuant to warrants outstanding at the date of this Agreement to acquire securities of PREI;

      (b) grant any stock appreciation rights (including under the Pacifica Stock Appreciation Rights Plan), phantom equity or similar rights, agreements, arrangements or commitments based upon the share price, book value, income or any other attribute of Pacifica or any of its Subsidiaries or any of their businesses or operations;

      (c) except in the ordinary course of business and consistent with past practice, issue, sell, pledge, lease, dispose of or encumber or agree to issue, sell, pledge, lease, dispose of or encumber, any of its assets or any assets of its Material Subsidiaries that exceed $500,000 or, individually or in the aggregate, are material to Pacifica;

      (d) subdivide, combine or reclassify any of its outstanding equity securities, or declare, set aside or pay any dividend or other distribution payable in cash, securities or any other assets with respect to its equity securities other than any such amounts paid or payable by Pacifica Subsidiaries to Pacifica or to other Pacifica Subsidiaries;

      (e) redeem, purchase or offer to purchase any of its securities, unless otherwise required by the terms of those securities as they exist at the date of this Agreement;

      (f) amend or propose to amend its articles of amalgamation or by-laws;

      (g) reorganize, amalgamate or merge, or agree with any other person to reorganize, amalgamate or merge;

      (h) except in the ordinary course of business and consistent with past practice, acquire or agree to acquire any securities or business of any person;


                                      9
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      (i) except in the ordinary course of business and consistent with past practice:

           (i) satisfy or settle any material actual, pending or threatened legal actions;

          (ii) relinquish any material contractual rights with respect to any Specified Contract; or

         (iii) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments;

      (j) except in the ordinary course of business and consistent with past practice, incur any indebtedness for borrowed money, issue any debt securities or incur or commit to provide guarantees of the indebtedness of any person other than Pacifica or its Subsidiaries, in each case in excess of $500,000, provided that nothing in this section 5.2(j) shall prevent Pacifica or its Subsidiaries from drawing funds under the Pacifica Credit Facilities;

      (k) except in the ordinary course of business and consistent with past practice, in the case of any of its or its Subsidiaries' employees, officers or directors:

           (i) take any action with respect to the entering into or modifying of any employment, severance collective bargaining or similar agreements, policies or arrangements, whether written or unwritten; or

          (ii) except as required by existing employment, pension, supplemental pension, employee benefit, termination or compensation arrangements or policies, grant any bonuses, salary increases, stock options, pension or supplemental pension benefits, non-pension employee or post-retirement benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay or any other form of compensation, profit sharing or benefits, or make any loan;

      (l) proceed with, incur or commit to make any capital spending or capital related spending commitments except for Permitted Capital Expenditures;

      (m) take any action that would interfere with or be inconsistent with the completion of the transactions contemplated under this Agreement or would render, or that reasonably may be expected to render, any Pacifica Warranty untrue in any material respect at any time prior to the Effective Date if made at that time;

      (n) settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Pacifica Arrangement prior to the Effective Date without the prior written consent of Norske Canada, which shall not be unreasonably withheld;

      (o) except in the ordinary course of business and consistent with past practice or as required by applicable Laws, not modify in any material adverse respect any Specified Contract;

      (p) make any changes to its existing accounting practices, except as required by applicable Laws or a change in Canadian generally accepted accounting principles, or make any material tax election inconsistent with past practice; or

      (q) enter into or modify any agreements with a broker or financial adviser relating to the payment of fees or expenses without the prior written consent of Norske Canada.

5.3 To the extent that under the shareholders agreement relating to PREI or for any other reason Pacifica's approval is required or requested in relation to any of the matters listed in section 5.1 or 5.2 with respect to the PREI Parties, Pacifica shall give or withhold the relevant approval (including by voting the shares it holds in PREI) in accordance with sections 5.1 and 5.2 as if the PREI Parties were not excluded from those sections.


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RESTRICTIONS AFFECTING NORSKE CANADA

5.4 Until the Effective Time or the earlier termination of this Agreement, except for those matters described in Part A of the Norske Canada Disclosure Letter, contemplated by this Agreement or consented to by Pacifica in writing, Norske Canada shall, and shall cause its respective Subsidiaries to:

      (a) use its reasonable commercial efforts to conduct its affairs so that all of the Norske Canada Warranties are true in all material respects at the Effective Time as if made at that time;

      (b) promptly advise Pacifica orally and, if then requested, in writing of:

           (i) any event occurring subsequent to the date of this Agreement that would render any Norske Canada Warranty untrue in any material respect if made on and as of the Effective Date;

          (ii) any material adverse change, or any change that could reasonably expected to become a material adverse change, in respect of Norske Canada;

         (iii) any material change in the Norske Canada Commitment Letter; and

          (iv) any material breach by Norske Canada of its obligations under this Agreement or the Norske Canada Commitment Letter; and

      (c) comply with the terms of the Norske Canada Commitment Letter and keep Pacifica reasonably informed with respect to, and provide to Pacifica copies of all material agreements (and, when substantially completed, drafts thereof) relating to, the Norske Canada Financing.

5.5 Until the Effective Time or the earlier termination of this Agreement, except for those matters described in Part A of the Norske Canada Disclosure Letter, contemplated by this Agreement (including the Norske Canada Plan of Arrangement) or consented to by Pacifica in writing, Norske Canada shall not, and shall cause its respective Subsidiaries not to:

      (a) issue, sell, pledge, lease, dispose of or encumber or agree to issue, sell, pledge, lease, dispose of or encumber any of its equity securities or any equity securities of its Subsidiaries, or any rights, warrants, options, or rights of any kind to acquire any of its equity securities or any equity securities of its Subsidiaries, except pursuant to the exercise of stock options currently outstanding or pursuant to existing share issuance plans that, in each case, have been disclosed in the Norske Canada Disclosure Letter and except for transactions between or among Norske Canada and/or its wholly owned Subsidiaries;

      (b) except in the ordinary course of business and consistent with past practice or where such would not have a material adverse effect on Norske Canada, sell, pledge, lease, dispose of, encumber or agree to sell, pledge, lease, dispose of, encumber any of its or its Subsidiaries assets that are material to Norske Canada and its Subsidiaries taken as a whole;

      (c) subdivide, combine or reclassify any of its outstanding equity securities, or declare, set aside or pay any dividend or other distribution payable in cash, securities or any other assets with respect to its equity securities (other than regular quarterly dividends in respect of its common shares, in amounts consistent with past practice);

      (d) redeem, purchase or offer to purchase any of its securities, unless otherwise required by the terms of those securities as they exist at the date of this Agreement;

      (e) except in the ordinary course of business and consistent with past practice, incur any indebtedness for borrowed money, issue any debt securities or commit to provide guarantees of the indebtedness of any person other than Norske Canada, in each case in excess of $500,000, provided that nothing in this section 5.5(e) shall prevent Norske Canada or its Subsidiaries from drawing funds under any existing credit facilities at the date of this Agreement or the Norske Canada Financing to effect the Arrangements;

      (f) take any action that would interfere with or be inconsistent with the completion of the transactions contemplated under this Agreement or would render, or that reasonably may be expected to render, any Norske Canada Warranty untrue in any material respect at any time prior to the Effective Date if made at that time;

      (g) amend or propose to amend its memorandum or articles;

      (h) reorganize, amalgamate or merge, or agree to reorganize, amalgamate or merge with any other person, if the reorganization, amalgamation or merger could reasonably be expected to prevent, delay or materially adversely affect the transactions contemplated by this Agreement or the Norske Canada Financing;

      (i) except in the ordinary course of business and consistent with past practice, acquire or agree to acquire any securities or business of any person, if the acquisition could reasonably be expected to prevent, delay or materially adversely affect the transactions contemplated by this Agreement or the Norske Canada Financing;

      (j) take any action that would result in Norske Canada ceasing to be a taxable Canadian corporation within the meaning of the Tax Act; or

      (k) make any changes to its existing accounting practices, except as may be required by applicable Laws or a change in Canadian generally accepted accounting principles, or make any material tax election inconsistent with past practice.

6.    COMPLETION OF ARRANGEMENT

MUTUAL OBLIGATIONS

6.1 Pacifica and Norske Canada shall each use their reasonable commercial efforts to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary or advisable under all applicable Laws to complete the Arrangements, including using their reasonable commercial efforts to:

      (a) obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts, including the Specified Contracts;

      (b) obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any applicable Laws and take all reasonable action necessary to be in compliance with such Laws;

      (c) effect all necessary registrations and filings and submissions of information required under applicable Law or requested by Governmental Entities in connection with the Arrangements and, upon the reasonable request of the other Party, participate and appear in any proceedings before Governmental Entities;

      (d) oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting the ability of the Parties to complete the Arrangements; and

      (e) consult and cooperate with the other Party in connection with the performance by it of its obligations under this Agreement.

OBLIGATIONS OF PACIFICA

6.2   Pacifica shall, in a timely and expeditious manner:

      (a) file and diligently prosecute an application on behalf of Pacifica to the Court for the Pacifica Interim Order;

      (b) when applying for the Pacifica Interim Order, ask the Court to order that all holders of Pacifica Options be treated as Pacifica Shareholders for purposes of receipt of notice, voting and dissent rights in relation to the Pacifica Arrangement Resolution and the Pacifica Meeting;

      (c) carry out the terms of the Pacifica Interim Order;

      (d) prepare, file and send to Pacifica Shareholders the Pacifica Circular as required by the Pacifica Interim Order and in accordance with all applicable Laws;

      (e) ensure that the Pacifica Circular complies in all material respects with all applicable Laws and does not contain any misrepresentation, as defined under applicable Laws, with respect to the Arrangements or Pacifica;

      (f) ensure that the information in the Norske Canada Circular relating to Pacifica and supplied by Pacifica does not contain any misrepresentation, as defined under applicable Laws;

      (g) solicit proxies for the approval of the Pacifica Arrangement Resolution in accordance with the Pacifica Circular and the Pacifica Interim Order;

      (h) convene the Pacifica Meeting as ordered by the Pacifica Interim Order;

      (i) provide notice to Norske Canada of the Pacifica Meeting and allow Norske Canada's representatives to attend the Pacifica Meeting;

      (j) conduct the Pacifica Meeting in accordance with the Pacifica Interim Order, the by-laws of Pacifica and otherwise as required by applicable Laws;

      (k) subject to the approval of the Pacifica Arrangement at the Pacifica Meeting in accordance with the provisions of the Pacifica Interim Order, file and diligently prosecute an application for the Pacifica Final Order;

      (l) except for proxies and other non-substantive communications (with respect to which Pacifica shall give Norske Canada an oral and, if requested, written report), furnish promptly to Norske Canada a copy of each notice, report, schedule or other document or communication delivered, filed or received by Pacifica in connection with the Pacifica Arrangement or the Pacifica Interim Order, the Pacifica Meeting or any other meeting of Pacifica security holders or class of security holders that all such holders, as the case may be, are entitled to attend, any filings under applicable Laws or with any regulatory agencies in connection with, or in any way affecting, the transactions contemplated in this Agreement;

      (m) prepare and file (and cooperate with Norske Canada in the preparation and filing) with all applicable securities commissions or similar securities regulatory authorities all necessary applications to seek exemptions, if required, from the prospectus, registration and other requirements of the applicable Securities Legislation of Canada and the United States for the issue by Norske Canada of Norske Canada Common Shares pursuant to the Pacifica Arrangement and the resale of such shares (other than by "control persons", as that term or its equivalent is used in applicable Canadian Securities Legislation, or "affiliates", as that term is used in applicable United States Securities Legislation, as the case may be); and

      (n) carry out the terms of the Pacifica Interim Order and the Pacifica Final Order.

6.3 Subject to the Confidentiality Agreement, applicable Laws (including antitrust or competition Laws) or the terms of any confidentiality agreement or provision in effect on the date of this Agreement in relation to which Pacifica has attempted but been unable to obtain a waiver, upon reasonable notice, Pacifica shall (and shall cause each of its Subsidiaries, other than the PREI Parties, for which Pacifica shall use reasonable commercial efforts, to) give Norske Canada's officers, employees, and other persons authorized and directed by Norske Canada reasonable access, during normal business hours from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, to its properties, facilities, books, contracts and records as well as to its management personnel for purposes of satisfying the Conditions Precedent in sections 3.1(e), 3.1(f), 3.1(j) and 3.2(e) and for purposes of planning for the implementation of the transactions contemplated by this Agreement and, during such period, Pacifica shall (and shall cause each of its Subsidiaries, other than the PREI Parties, for which Pacifica shall use reasonable commercial efforts, to) reasonably promptly provide to Norske Canada such information concerning its business, properties and personnel as Norske Canada may reasonably request. If Norske Canada requests that Pacifica permit Norske Canada to conduct investigations and enquiries not otherwise authorized by this section 6.3, Pacifica shall consider every such request and consult with Norske Canada in determining whether any such investigations and enquiries may proceed. Norske Canada shall use its reasonable commercial efforts to minimize any disruption to the business of Pacifica and its Subsidiaries that may result from any such requests for data and information under this section 6.3. All data and information provided to Norske Canada under this section 6.3 shall be subject to the terms of the Confidentiality Agreement.

6.4 Pacifica shall, in a notice or notices approved by Norske Canada, acting reasonably, advise holders of Pacifica Options that:

      (a) all vesting periods for outstanding Pacifica Options will be accelerated to allow the outstanding Pacifica Options to vest prior to the Pacifica Meeting;

      (b) they may exercise their outstanding Pacifica Options at any time prior to the Effective Time; and

      (c) each outstanding Pacifica Option that has not been exercised prior to the Effective Time shall be deemed to be exercised or cancelled in accordance with the Pacifica Plan of Arrangement.

6.5 Pacifica shall, in a notice or notices approved by Norske Canada, acting reasonably, advise holders of Pacifica Stock Appreciation Rights that:

      (a) all vesting periods for outstanding Pacifica Stock Appreciation Rights will be accelerated to allow the Pacific Stock Appreciation Rights to vest prior to the Effective Time; and

      (b) they may exercise their outstanding Pacifica Stock Appreciation Rights at any time prior to the Effective Time;

      and shall encourage such holders to exercise their Pacifica Stock Appreciation Rights.

6.6 Upon receipt of the Pacifica Final Order and the satisfaction or waiver of the Conditions Precedent, Pacifica shall file the Pacifica Final Order with the Director in order for the Pacifica Arrangement to become effective.

OBLIGATIONS OF NORSKE CANADA

6.7   Norske Canada shall, in a timely and expeditious manner:

      (a) prepare, file and diligently prosecute an application on behalf of Norske Canada to the Court for the Norske Canada Interim Order;

      (b) carry out the terms of the Norske Canada Interim Order;

      (c) prepare, file and send to Norske Canada Shareholders the Norske Canada Circular as required by the Norske Canada Interim Order and in accordance with all applicable Laws;

      (d) ensure that the Norske Canada Circular complies in all material respects with all applicable Laws and does not contain any misrepresentation, as defined under applicable Laws, with respect to the Arrangements or Norske Canada;

      (e) ensure that the information in the Pacifica Circular relating to Norske Canada and supplied by Norske Canada does not contain any misrepresentation, as defined under applicable Laws;

      (f) solicit proxies for the approval of the Norske Canada Arrangement Resolution in accordance with the Norske Canada Circular and the Norske Canada Interim Order;

      (g) convene the Norske Canada Meeting as ordered by the Norske Canada Interim Order;

      (h) provide notice to Pacifica of the Norske Canada Meeting and allow Pacifica representatives to attend the Norske Canada Meeting;

      (i) conduct the Norske Canada Meeting in accordance with the Norske Canada Interim Order, the articles of Norske Canada and otherwise as required by applicable Laws;

      (j) subject to the approval of the Norske Canada Arrangement at the Norske Canada Meeting in accordance with the provisions of the Norske Canada Interim Order, file and diligently prosecute an application for the Norske Canada Final Orders;

      (k) except for proxies and other non-substantive communications (with respect to which Norske Canada shall give Pacifica an oral and, if requested, written report), furnish promptly to Pacifica a copy of each notice, report, schedule or other document or communication delivered, filed or received by Norske Canada in connection with the Norske Canada Arrangement or the Norske Canada Interim

          Order, the Norske Canada Meeting or any other meeting of Norske Canada security holders or class of security holders that all such holders, as the case may be, are entitled to attend, any filings under applicable Laws or with any regulatory agencies in connection with, or in any way affecting, the transactions contemplated in this Agreement;

      (l) cause the Norske Canada Common Shares to be listed and posted for trading on The Toronto Stock Exchange on the Effective Date;

      (m) prepare and file with all applicable securities commissions or similar securities regulatory authorities all necessary applications to seek exemptions, if required, from the prospectus, registration and other requirements of the applicable Securities Legislation of Canada and the United States for the issue by Norske Canada of Norske Canada Common Shares pursuant to the Pacifica Arrangement and the resale of such shares (other than by "control persons", as that term or its equivalent is used in applicable Canadian Securities Legislation, or "affiliates", as that term is used in applicable United States Securities Legislation, as the case may be); and

      (n) carry out the terms of the Norske Canada Interim Order and the Norske Canada Final Order.

6.8 At or prior to the Effective Time, provided that they consent to act, Trevor Johnstone and Keith Purchase shall be appointed as additional directors of Norske Canada, thus bringing the number of directors serving on the Norske Canada board of directors from seven to nine.

6.9 Upon receipt of the Norske Canada Final Order and the satisfaction or waiver of the Conditions Precedent other than that set out in section 3.2(g) Norske Canada shall file the Norske Canada Final Order with the BC Registrar in order for the Norske Canada Arrangement to become effective.

6.10 From and after the Effective Time, Norske Canada shall promptly and diligently take or cause to be taken all actions, do or cause to be done all things and execute and deliver or cause to be executed and delivered all such documents, instruments and certificates as may be necessary to fully carry out and effect the Pacifica Arrangement pursuant to the Pacifica Plan of Arrangement, including:

      (a) issuing and promptly delivering to Pacifica Securityholders (as defined in the Pacifica Plan of Arrangement) the Norske Canada Common Shares to which they are entitled under the Pacifica Plan of Arrangement; and

      (b) promptly paying to Pacifica Securityholders (as defined in the Pacifica Plan of Arrangement) all Cash Payments (as defined in the Pacifica Plan of Arrangement) to which they are entitled under the Pacifica Plan of Arrangement;

      as though Norske Canada were a party to, and subject to the terms of, the Pacifica Plan of Arrangement. This section 6.10 shall survive the Effective Time and shall not be merged.

DIRECTORS AND OFFICERS INSURANCE

6.11 Subject to applicable Laws, Norske Canada agrees that all rights to indemnification or exculpation now existing in favour of the directors and officers of Pacifica or any of its Subsidiaries as provided in its articles of incorporation or by-laws or any agreement in effect as of the date of this Agreement that has been provided to Norske Canada prior to the date of this Agreement shall survive the Arrangements and shall continue in full force and effect for a period of not less than six years from the Effective Date and Norske Canada hereby assumes, effective upon consummation of the Pacifica Arrangement, all such liability with respect to any matters arising prior to the Effective Date.

6.12 Norske Canada shall maintain or cause to be maintained in effect, for a period of not less than six years from the Effective Date, insurance coverage substantially equivalent to that in effect under Pacifica's current directors' and officers' insurance policy, on terms and conditions no less advantageous to the directors and officers of Pacifica and its Subsidiaries and with no material gaps or lapses in coverage with respect to matters occurring prior to the Effective Date.

6.13 Norske Canada may satisfy its obligations under section 6.12 by purchasing or directing Pacifica to purchase a run-off directors' and officers' insurance policy for the period from the Effective Date until six years after the Effective Date. The run-off insurance policy shall be subject to terms and conditions no less advantageous to the directors and officers of Pacifica and its Subsidiaries as those contained in the policy in effect on the date of this Agreement and made available to Norske Canada prior to the date of this Agreement.

6.14 The covenants of Norske Canada in sections 6.11, 6.12 and 6.13 are made to Pacifica as trustee for the present and former directors and officers of Pacifica and its Subsidiaries, and Pacifica may enforce them as trustee for the present and former directors and officers of Pacifica and its Subsidiaries.

EMPLOYEES

6.15 Norske Canada shall, and after the Effective Date shall cause Pacifica or any of its Subsidiaries, as the case may be, and any successor to Pacifica to:

      (a) honour and comply with the terms of those existing employment and severance agreements of Pacifica or any of its Subsidiaries, as the case may be, that Pacifica has made available to Norske Canada prior to the date of this Agreement; and

      (b) for a period of one year, deal with any employees of Pacifica or any of its Subsidiaries, as the case may be, whose employment may be terminated after the Effective Date in a fair and equitable manner consistent with the existing termination policies of Pacifica or any of its Subsidiaries, as the case may be, as made available to Norske Canada prior to the date of this Agreement.

6.16 Norske Canada agrees that upon completion of the transactions contemplated by this Agreement, Norske Canada will by operation of law succeed to the obligations and liabilities of Pacifica under its collective agreements, employee agreements and Benefit Plans and, upon completion of the transactions contemplated by this Agreement, Norske Canada shall comply with its obligations under those collective agreements, employee agreements and Benefit Plans.

6.17 Following the Effective Date, Norske Canada shall treat all employees of Pacifica in a fair and equitable manner and no less favourably than it treats Norske Canada employees, including:

      (a) providing to employees of Pacifica and its Subsidiaries, taken as a whole, employee benefits that, in the aggregate, are comparable to:

           (i) those offered under the Benefit Plans of Pacifica in effect immediately prior to the Effective Date and made available to Norske Canada prior to the date of this Agreement; or

          (ii) those offered by Norske Canada or its Subsidiaries from time to time after the Effective Date to its employees; and

      (b) giving employees of Pacifica and its Subsidiaries full credit for their service with Pacifica or its Subsidiaries prior to the Effective Date.

6.18  Sections 6.15-6.17 shall not:

      (a) require Norske Canada or any of its Subsidiaries to continue the employment of any employee of Pacifica or its Subsidiaries following the Effective Date;

      (b) limit Norske Canada's ability to amend, modify or terminate any employee benefit plan, arrangement or policy of Pacifica, Norske Canada or any of their Subsidiaries; or

      (c) require Norske Canada to maintain any particular level of employee benefits for any individual employee of Norske Canada or any of its Subsidiaries following the Effective Date.


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7.    ACQUISITION PROPOSALS

NON-SOLICITATION

7.1 Subject to sections 7.4, 7.6, 7.8 and 7.9, Pacifica shall not, and shall cause its Subsidiaries not to, directly or indirectly, through any officer, director, employee, agent, representative or advisor:

      (a) solicit, initiate, invite or knowingly encourage (including by way of providing non-public information or entering into any agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal from any person;

      (b) engage in any discussions or negotiations relating to any Acquisition Proposal; or

      (c) accept, approve, recommend or enter into an agreement, arrangement or understanding with any person relating to or contemplating any Acquisition Proposal.

NOTICE OF ACQUISITION PROPOSAL

7.2 Forthwith, and in any event within one business day, after becoming aware of any of the following matters that occur on or after the date of this Agreement, Pacifica shall notify Norske Canada of:

      (a) any written Acquisition Proposal or any other bona fide Acquisition Proposal;

      (b) any amendment to any written Acquisition Proposal or any other bona fide Acquisition Proposal; or

      (c) any request for non-public information relating to Pacifica or any of its respective Subsidiaries in connection with any Acquisition Proposal required to be notified under section 7.2(a) or (b) or for access to the properties, books or records of Pacifica, or any of its Subsidiaries by any person whom Pacifica or any of its Subsidiaries knows or reasonably believes is considering making, or has made, any Acquisition Proposal required to be notified under section 7.2(a) or (b).

7.3 Notice given under section 7.2 shall include, to the extent known to Pacifica, a description of the material terms and conditions of any proposal and such details of the proposal, amendment, request or contact as Norske Canada may reasonably request, including the identity of the person directly or indirectly making or ultimately directing such proposal, amendment, request or contact.

ACQUISITION PROPOSALS

7.4 At any time prior to the time that the Pacifica Shareholders pass the Pacifica Arrangement Resolution, neither section 7.1 nor any other provision of this Agreement shall prevent the board of directors of Pacifica from considering, participating in any discussions or negotiations, or entering into a confidentiality agreement pursuant to section 7.6 in respect of an unsolicited bona fide written Acquisition Proposal that:

      (a) did not result from a breach of section 7.1;

      (b) relates to the acquisition, directly or indirectly, of more than 50% of the book value on a consolidated basis of the total assets of Pacifica or more than 50% of the outstanding Pacifica Shares, whether by merger, amalgamation, arrangement, takeover bid, sale of assets or otherwise; and

      (c) the board of directors of Pacifica, after consultation with financial advisors and outside counsel, determines is reasonably likely to result in a Superior Proposal;

      provided, however, that prior to taking such action, the board of directors of Pacifica has received advice of outside counsel that it is appropriate that the board of directors of Pacifica take such action in order to discharge properly its fiduciary duties.

7.5   From the date of this Agreement, Pacifica shall:

      (a) not release any third party from any confidentiality agreement with Pacifica;

      (b) promptly request the return or destruction of all non-public information provided to any third parties who have entered into a confidentiality agreement with Pacifica relating to a potential Acquisition Proposal pursuant to the terms of that confidentiality agreement and shall use all reasonable efforts to ensure that such requests are honoured; and

      (c) not release any third party from any standstill agreement to which such third party is a party, unless the third party has made a Superior Proposal.

7.6 If Pacifica receives a request for material non-public information from a person who proposes an unsolicited bona fide written Acquisition Proposal and Pacifica is permitted under section 7.4 to negotiate the terms of that Acquisition Proposal, then Pacifica may, subject to the execution of a confidentiality agreement containing terms no more favourable to the person proposing the Acquisition Proposal than those set out in the Confidentiality Agreement, provide such person with access to information regarding Pacifica, provided that Pacifica sends a copy of that confidentiality agreement to Norske Canada immediately upon its execution and Norske Canada is provided with a list of or copies of the information provided to the person making an Acquisition Proposal and immediately provided with access to similar information to which that person was provided.

7.7 Subject to Pacifica's right under sections 7.8, 7.9, 8.3(e) and 9.1(a) to concurrently pay the Norske Canada Break fee, terminate this Agreement and accept or recommend a Superior Proposal, if a bona fide Acquisition Proposal is announced, proposed, offered or made, or otherwise disclosed to, Pacifica or the Pacifica Shareholders by a person other than Norske Canada or any of its Subsidiaries prior to the date that the Pacifica Meeting is scheduled to be held and that Acquisition Proposal is not withdrawn or has not expired (or, in the case of an Acquisition Proposal that has been announced or otherwise disclosed to the Pacifica Shareholders, the withdrawal of that Acquisition Proposal has not been announced) at least three business days prior to the date that the Pacifica Meeting is scheduled to be held, then:

      (a) Pacifica may, if it so chooses, delay or adjourn the Pacifica Meeting for a period of time sufficient to allow Pacifica to respond to the Acquisition Proposal in the manner contemplated by this article 7; and

      (b) if Pacifica has not, three business days prior to the date that the Pacifica Meeting is scheduled to be held, publicly announced that it continues to support the Pacifica Arrangement and continues to recommend that Pacifica Shareholders vote in favour of the Pacifica Arrangement Resolution, then Pacifica shall, if requested in writing by Norske Canada prior to the time of the Pacifica Meeting, delay or adjourn the Pacifica Meeting for five business days.

      This section 7.7 shall apply to the Pacifica Meeting as delayed or adjourned from time to time pursuant to this section 7.7 or for any other reason, provided that the Pacifica Meeting shall in any event be held at least 15 days prior to the Drop Dead Date.

SUPERIOR PROPOSALS

7.8 Pacifica may accept, approve, recommend or enter into any agreement, arrangement or understanding in respect of a Superior Proposal if and only if:

      (a) it has provided Norske Canada with a copy of the Superior Proposal document containing all the material terms and conditions of the Superior Proposal and the identity of the person(s) directly or indirectly making or ultimately directing the Superior Proposal;

      (b) five business days (the "NOTICE PERIOD") have elapsed from the later of the date that Norske Canada received notice of the determination to accept, approve, recommend or enter into an agreement or understanding in respect of such Superior Proposal, and the date Norske Canada received a copy of the Superior Proposal document complying with section 7.8(a); and

      (c) during the Notice Period, Pacifica provided a reasonable opportunity to Norske Canada to consider, discuss and offer such adjustments to this Agreement as would enable Pacifica to continue to recommend the Pacifica Arrangement to its shareholders on the basis that the Superior Proposal had ceased to be a Superior Proposal.

7.9 During the Notice Period, Norske Canada shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The board of directors of Pacifica shall review any offer by Norske Canada to amend the terms of this Agreement in good faith in order to determine, in its discretion and in the exercise of its fiduciary duties, whether Norske Canada's offer would, upon acceptance by Pacifica, result in the Superior Proposal ceasing to be a Superior Proposal. If the board of directors of Pacifica so determines, Pacifica shall enter into an amended agreement with Norske Canada reflecting Norske Canada's amended proposal. If the board of directors of Pacifica determines, in good faith and after consultation with financial advisers and outside counsel, that the Superior Proposal remains a Superior Proposal and therefore rejects Norske Canada's amended proposal, Pacifica may terminate this Agreement pursuant to section 8.3(e), provided however that Pacifica must concurrently pay to Norske Canada the Break Fee, if any, payable to Norske Canada under section 9.1(a) and must concurrently with termination of this Agreement enter into a definitive agreement with respect to such Superior Proposal. Pacifica acknowledges that the payment of the Break Fee, if any, payable under section 9.1(a) is a condition to valid termination of this Agreement under section 8.3(e) and this section 7.9.

7.10 Pacifica shall ensure that its and its Subsidiaries' officers, directors, employees, agents and any financial advisors or other advisors or representatives retained by it or its Subsidiaries are aware of the provisions of this article 7, and Pacifica shall be responsible for any breach of this article 7 by its Subsidiaries (other than the PREI Parties) and its or their financial advisors or other advisors or representatives.

8.    TERMINATION

8.1 This Agreement may be terminated at any time prior to the Effective Date by mutual written consent of Norske Canada and Pacifica.

8.2 Provided that Norske Canada is not in material breach of its obligations under this Agreement, if any of the following occurs Norske Canada may by written notice to Pacifica terminate this Agreement at any time prior to the Effective Time:

      (a) Pacifica breaches its obligations under section 3.7, and as a result any Condition Precedent contained in section 3.1 is not satisfied on or before the end of the Cure Period referred to in section 8.6;

      (b) any Condition Precedent contained in sections 3.2(a), 3.2(b) or 3.2(c) is not satisfied on or before the end of the Cure Period referred to in section 8.6;

      (c) the board of directors of Pacifica fails to recommend, or withdraws or modifies in a manner adverse to Norske Canada its recommendation, to Pacifica Shareholders to vote in favour of the Pacifica Arrangement Resolution or accepts or recommends a Superior Proposal;

      (d) Pacifica breaches its obligations under article 7;

      (e) an Acquisition Proposal is publicly announced, proposed, offered or made to the shareholders of Pacifica or to Pacifica during the five business days prior to the date that the Pacifica Meeting is scheduled to be held and:

           (i) the board of directors of Pacifica does not, within three business days prior to the date that the Pacifica Meeting is actually held, publicly announce that it continues to support the Pacifica Arrangement and continues to recommend that Pacifica Shareholders vote in favour of the Pacifica Arrangement Resolution; and

          (ii) the Acquisition Proposal has been accepted or has not expired, been withdrawn or publicly abandoned at the time that the Pacifica Meeting is actually held and the Pacifica Shareholders do not pass the Pacifica Arrangement Resolution at the Pacifica Meeting;

      (f) through the fault of Pacifica (whether by act or omission), the Pacifica Arrangement Resolution is not, at least 15 days prior to the Drop Dead Date, submitted for the approval of the Pacifica Shareholders at the Pacifica Meeting;

      (g) the Norske Canada Shareholders do not pass the Norske Canada Arrangement Resolution at the Norske Canada Meeting; or

      (h) the Pacifica Shareholders do not pass the Pacifica Arrangement Resolution at the Pacifica Meeting.

8.3 Provided that Pacifica is not in material breach of its obligations under this Agreement, if any of the following occurs Pacifica may by written notice to Norske Canada terminate this Agreement at any time prior to the Effective Time:

      (a) Norske Canada breaches its obligations under section 3.7, and as a result any Condition Precedent contained in section 3.1 is not satisfied on or before the end of the Cure Period referred to in section 8.6;

      (b) any Condition Precedent contained in sections 3.3(a), 3.3(b) or 3.3(c) is not satisfied on or before the end of the Cure Period referred to in section 8.6;

      (c) the board of directors of Norske Canada fails to recommend, or withdraws or modifies in a manner adverse to Pacifica its recommendations, to Norske Canada Shareholders to vote in favour of the Norske Canada Arrangement Resolution;

      (d) through the fault of Norske Canada (whether by act or omission), the Norske Canada Arrangement Resolution is not, at least 15 days prior to the Drop Dead Date, submitted for the approval of the Norske Canada Shareholders at the Norske Canada Meeting;

      (e) Pacifica accepts or recommends a Superior Proposal in accordance with sections 7.8 and 7.9 and has paid to Norske Canada any Break Fee payable under section 9.1(a);

      (f) the Norske Canada Shareholders do not pass the Norske Canada Arrangement Resolution at the Norske Canada Meeting; or

      (g) the Pacifica Shareholders do not pass the Pacifica Arrangement Resolution at the Pacifica Meeting.

8.4 If the Effective Time has not occurred on or before the Drop Dead Date, this Agreement shall terminate at 11:59 p.m. (Vancouver time) on the Drop Dead Date without further action by the Parties.

8.5 A Party intending to rely on sections 8.2(a), 8.2(b), (a) or (b) shall deliver a written notice (a "DEFAULT NOTICE") to the other Party specifying in reasonable detail any breach of representations and warranties or breach of obligations under this Agreement or any other facts that the Party delivering the notice is asserting as the basis for its right to terminate this Agreement.

8.6 If a Default Notice is delivered then, provided that a Party is proceeding diligently to cure the matter in question and the matter is capable of being cured (except breaches of representations and warranties arising out of the failure to make appropriate disclosure in the Norske Canada Disclosure Letter or the Pacifica Disclosure Letter), no Party may terminate this Agreement during the period commencing on the date that the Default Notice is given and ending on the earlier of 30 days after the Default Notice is given and the Drop Dead Date (the "CURE PERIOD"). For greater certainty, in the event that any matter set out in a Default Notice is cured within the Cure Period, this Agreement may not be terminated as a result of such matter.

8.7 If a Default Notice has been delivered prior to the date of the Pacifica Meeting, the Pacifica Meeting shall be postponed until the Cure Period expires. If a Default Notice has been delivered prior to the application for the Pacifica Final Order or the filing of the Pacifica Final Order with the Director, the application for the Pacifica Final Order or the filing with the Director, as the case may be, shall be postponed until the Cure Period expires.

8.8 Upon termination of this Agreement in accordance with this article 8, neither Party shall have any rights nor obligations under this Agreement, including any claim under the Pacifica Warranties or the Norske Canada Warranties, except for accrued rights and obligations arising from any prior breach of this Agreement, including any breach of the Pacifica Warranties or the Norske Canada Warranties.

9.    TERMINATION FEES

BREAK FEE

9.1 Pacifica shall pay to Norske Canada $20,000,000 (the "NORSKE CANADA BREAK FEE"):

      (a) if this Agreement is terminated under sections 8.2(c), 8.2(d), 8.2(e) or 8.3(e); or

      (b) if:

           (i) a bona fide Acquisition Proposal is publicly announced, proposed or offered or made to the Pacifica Shareholders or to Pacifica by a person other than Norske Canada or any of its Subsidiaries prior to the date that the Pacifica Meeting is actually held and that Acquisition Proposal is not publicly withdrawn at least five days prior to the date that the Pacifica Meeting is actually held;

          (ii) this Agreement is terminated under sections 8.2(h) or 8.3(g); and

         (iii) Pacifica enters into an agreement with respect to an Acquisition Proposal, or an Acquisition Proposal is completed, within 15 months following the termination of this Agreement;

      provided that Pacifica shall not be required to pay the Norske Canada Break Fee more than once.

9.2 If this Agreement terminates pursuant to section 8.4 because the Condition Precedent in section 3.2(e) has not been satisfied or waived and at the time of termination Pacifica is not in material breach of its obligations under this Agreement, then Norske Canada shall pay to Pacifica $5,000,000 (the "FINANCING BREAK FEE").

EXPENSES PAYMENT

9.3 If this Agreement is terminated under sections 8.2(a) - 8.2(f), 8.2(h), 8.3(e) or 8.3(g), Pacifica shall pay to Norske Canada $3,000,000 (the "NORSKE CANADA EXPENSES PAYMENT") in respect of Norske Canada's expenses in connection with the transactions contemplated by this Agreement.

9.4   If this Agreement:

      (a) is terminated under sections 8.2(g), 8.3(a) - 8.3(d) or 8.3(f); or

      (b) terminates pursuant to section 8.4 because the Condition Precedent in section 3.2(e) has not been satisfied or waived and at the time of termination Pacifica is not in material breach of its obligations under this Agreement;

      Norske Canada shall pay to Pacifica $3,000,000 (the "PACIFICA EXPENSES PAYMENT") in respect of Pacifica's expenses in connection with the transactions contemplated by this Agreement.

TIME FOR PAYMENT

9.5 Within three business days of receiving (or, in the case of termination pursuant to section 8.3(e) concurrently with giving) written notice of Termination, Pacifica shall pay any Norske Canada Break Fee or Norske Canada Expenses Payment that is payable to Norske Canada. The payment shall be made in immediately available funds to an account designated by Norske Canada.

9.6 Within three business days of receiving notice of termination, Norske Canada shall pay any Financing Break Fee or Pacifica Expenses Payment that is payable to Pacifica. The payment shall be made in immediately available funds to an account designated by Pacifica.

REMEDIES

9.7 If Pacifica terminates this Agreement pursuant to section 8.3(e) and pays the Norske Canada Break Fee and the Norske Canada Expenses Payment then Pacifica shall have no further obligations under this Agreement and Norske Canada shall have no further or other remedies under this Agreement.

9.8 Subject to section 9.7, nothing in this Agreement shall preclude a Party from:

      (a) seeking injunctive relief to restrain any breach or threatened breach of the obligations out in this Agreement or the Confidentiality Agreement or otherwise to obtain specific performance of any of those obligations, without the necessity of posting bond or security in connection therewith; or

      (b) claiming damages in excess of any Norske Canada Break Fee, Norske Canada Expenses Payment, Financing Break Fee or Pacifica Expenses Payment received pursuant to this article 9.

10.   GENERAL

PUBLIC ANNOUNCEMENTS

10.1 Each Party shall consult with the other Party before issuing any news releases or otherwise making public statements with respect to this Agreement or the Arrangements and before making any filing with any governmental or regulatory agency or with any stock exchange relating to this Agreement or the Arrangements.

10.2 Before releasing a news release, making any other public statement, making a public filing or making a filing with any Governmental Entity, stock exchange or securities quotation system with respect to this Agreement or the Arrangements, each Party shall use all reasonable commercial efforts to allow the other Party to review and comment on, and shall adopt the other Party's reasonable comments on, the news release, other public statement or filing.

FURTHER ASSURANCES

10.3 Each Party shall, at the request of the other Party, do all such further acts and execute and deliver all such further documents and instruments as the other Party may reasonably require in order to fully implement the terms and intent of this Agreement and the Arrangements.

COUNTERPARTS

10.4 This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one instrument.

ENTIRE AGREEMENT

10.5 Norske Canada and Pacifica have not entered into this Agreement in reliance upon any representation, warranty or undertaking of any other party that is not expressly set out or referred to in this Agreement, the Confidentiality Agreement, the Norske Canada Disclosure Letter, the Pacifica Disclosure Letter, the Support Agreements or the Norske ASA Support Agreement.

10.6 This Agreement, the Confidentiality Agreement, the Norske Canada Disclosure Letter, the Pacifica Disclosure Letter, the Pacifica Support Agreements and the Norske ASA Support Agreement constitute the entire agreement and understanding between the Parties and supersede all prior agreements and understandings between the Parties with respect to the subject matter of this Agreement.

10.7 To the extent that any provision of the Confidentiality Agreement is inconsistent with this Agreement, those provisions of the Confidentiality Agreement shall be deemed to be amended to conform to this Agreement.

WAIVER

10.8 No waiver by any Party shall be effective unless in writing and any waiver shall affect only the matter and the occurrence thereof specifically identified and shall not extend to any other matter or occurrence.

AMENDMENT AND VARIATION

10.9 Subject to section 10.10, this Agreement shall not be amended or varied except by instrument in writing signed by both Parties.

10.10 The Pacifica Plan of Arrangement may be amended, modified or supplemented in accordance with section 6 of the Pacifica Plan of Arrangement. The Norske Canada Plan of Arrangement may be amended, modified or supplemented in accordance with section 3 of the Norske Canada Plan of Arrangement, provided that the prior written consent of Pacifica, not to be unreasonably withheld, shall be required for any amendment, modification or supplement that:

      (a) increases beyond $12.00 the aggregate of the "Class A Capital Reduction Amount Per Share" plus the "Class A Dividend Amount Per Share" to be paid to a holder of one Norske Canada Class A Common Share; or

      (b) adversely affects the Pacifica Securityholders (as defined in the Pacifica Plan of Arrangement).

BINDING EFFECT AND ASSIGNMENT

10.11 This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

10.12 No Party shall assign any of its rights or obligations under this Agreement, nor grant or dispose of any right or interest in this Agreement, without the prior written consent of the other Party.

SEVERABILITY

10.13 If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, then:

      (a) that provision shall (to the extent of the invalidity, illegality or unenforceability) be given no effect and shall be deemed not to be part of this Agreement; and

      (b) the Parties shall use all reasonable commercial efforts to replace each invalid, illegal or unenforceable provision with a valid, legal and enforceable substitute provision, the effect of which is as close as possible to the intended effect of the invalid, illegal or unenforceable provision.

TIME OF THE ESSENCE

10.14 Time is of the essence in this Agreement.

EXPENSES

10.15 Except as otherwise provided in this Agreement, all fees, disbursements, and other costs and expenses shall be paid by the Party incurring them.

NOTICES

10.16 Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a Party to any other Party in writing may be given by facsimile transmission or by delivery addressed to the Party to which the notice is to be given at its facsimile number or address for service set out in section 10.18.

10.17 Any notice, consent, waiver, direction or other communications given under section 10.16 shall be deemed to have been given and received:

      (a) if delivered, on the date on which it was delivered to the address provided in this Agreement (if a business day at the point of delivery and, if not, the next business day); and

      (b) if sent by facsimile transmission, at the time of receipt (unless actually received after 4:00 p.m. at the point of receipt or on a day that is not a business day at the point of receipt, in which case it shall be deemed to have been given and received on the next business day).

10.18 The address for service of each of the Parties shall be as follows:

      NORSKE SKOG CANADA LIMITED                    with a copy to:
      9th Floor                                     LAWSON LUNDELL LAWSON AND MCINTOSH
      700 West Georgia Street                       1600 - 925 West Georgia Street
      Vancouver, British Columbia                   Vancouver, B.C.
      V7Y 1J7                                       V6C 3L2
      Facsimile: (604) 654-4132                     Facsimile: (604) 669-1620
      Attention: Chief Executive Officer            Attention: David J. Smith

      PACIFICA PAPERS INC.                          with a copy to:
      855 Homer Street                              SANGRA MOLLER
      Vancouver, British Columbia                   1000 - 925 West Georgia Street
      V6B 5S2                                       Vancouver, B.C.
      Facsimile: (604) 647-3580                     V6C 3L2
      Attention: Chief Executive Officer            Facsimile: (604) 669-8803
                                                    Attention: H. S. Sangra

GOVERNING LAW AND JURISDICTION

10.19 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable in British Columbia.

10.20 Each Party hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement.

      IN WITNESS WHEREOF the Parties have executed this Agreement on the date first written above.

NORSKE SKOG CANADA LIMITED

By: /s/ RUSSELL J. HORNER
   ------------------------
   Authorized Signatory
   Name: Russell J. Horner
   Title: President & Chief Executive Officer

PACIFICA PAPERS INC.

By: /s/ J. TREVOR JOHNSTONE
   ------------------------
   Authorized Signatory
   Name: J. Trevor Johnstone
   Title: Chairman

                  SCHEDULE 1 -- DEFINITIONS AND INTERPRETATION

1.    In this Agreement:

      "ACQUISITION PROPOSAL" means any:

      (a) take-over bid, amalgamation, merger, reorganization, arrangement, recapitalization, liquidation or winding up or other business combination involving Pacifica or any of its Material Subsidiaries;

      (b) sale or related sales of Pacifica's or any of its Material Subsidiaries' assets representing 35% or more of the book value on a consolidated basis of Pacifica's total assets;

      (c) sale of any of the equity securities, voting securities or other ownership interests in Pacifica's Material Subsidiaries that represent 35% or more of the book value on a consolidated basis of Pacifica's total assets, other than pursuant to the exercise of the outstanding warrants relating to PREI;

      (d) issue or sale from treasury of 35% or more of Pacifica's, or any of its Material Subsidiaries', equity securities, voting securities or other ownership interests, or rights to acquire 35% or more of Pacifica's, or any of its Material Subsidiaries', equity securities, voting securities or other ownership interests (other than pursuant to the exercise of the outstanding warrants relating to PREI);

      (e) any transaction similar to those described in paragraphs (a)-(d) of this definition involving Pacifica or any of its Material Subsidiaries; or

      (f) any proposals relating to any matters referred to in paragraphs (a)-(e) of this definition;

      "ARRANGEMENTS" means the arrangements to be undertaken in accordance with the Norske Canada Plan of Arrangement and the Pacifica Plan of Arrangement;

      "BC REGISTRAR" means the Registrar of Companies under the Company Act;

      "BCSC" means the British Columbia Securities Commission;

      "BENEFIT PLAN" means any:

      (a) pension, retirement, deferred compensation, RRSP, savings, profit-sharing, stock option, stock purchase, bonus, incentive, vacation pay, severance pay, supplemental unemployment benefit, employee assistance, death benefit or other employee or post-retirement benefit plan, trust, arrangement, contract, agreement, policy or commitment (including any arrangement to provide pension benefits in excess of the maximum amounts which are allowed under the INCOME TAX ACT to be provided through a registered pension plan) from which employees or former employees of a Party or any of its Subsidiaries, in Canada or any other country, benefit or have the potential to benefit; or

      (b) group or individual insurance policy or coverage (including self-insured coverage) for accident and sickness or life insurance (including any individual insurance policy under which any employee or former employee of a Party or any of its Subsidiaries is the named insured and as to which a Party or any of its Subsidiaries makes premium payments, whether or not the Party or any of its Subsidiaries is the owner, beneficiary or both of that policy), or other insured or covered expense reimbursement coverage, from which employees or former employees of a Party or any of its Subsidiaries, in Canada or any other country, benefit or have the potential to benefit; and

      which is intended to provide or does provide benefits to any or all employees or former employees of a Party or any of its Subsidiaries, and to which a Party or any of its Subsidiaries is a party or by which a Party or any of its Subsidiaries (or any of the rights, properties or assets of Pacifica or any of its Subsidiaries) is bound, or with respect to which a Party or any of its Subsidiaries has any liability or potential liability, whether or not any of the foregoing is funded or unfunded, written or oral, formal or informal, and whether or not a Party or any of its Subsidiaries still maintains such plan, trust, arrangement, contract, agreement, policy or commitment, and "Benefit Plans" shall be construed accordingly;

      "BUSINESS DAY" means any day, other than Saturday, Sunday, a federal holiday in Canada or a day on which banks are not open for business in Vancouver, British Columbia;

      "CBCA" means the CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c. C-44, and the regulations made under that enactment, as amended;

      "COMPETITION ACT" means the COMPETITION ACT, R.S.C. 1985, c. C-34, as amended, and the regulations made under that enactment, as amended;

      "COMPANY ACT" means the COMPANY ACT, R.S.B.C. 1996, c. 62, and the regulations made under that enactment, as amended;

      "CONDITIONS PRECEDENT" means the conditions set out in 3.1, 3.2 and 3.3;

      "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement dated January 5, 2001 between Norske Canada and Pacifica, as amended;

      "CONTAMINANTS" means any radioactive materials, asbestos materials, urea formaldehyde, hydrocarbon contaminants, underground or above-ground tanks, pollutants, contaminants, deleterious substances, dangerous substances or goods, hazardous, corrosive, or toxic substances, special waste or waste or any kind, or any other substance, the storage, manufacture, disposal, treatment, generation, use, transport, remediation, or Release into the Environment of which is prohibited, controlled, or regulated under Environmental Laws;

      "COURT" means the Supreme Court of British Columbia;

      "CURE PERIOD" has the meaning given to it in section 8.6;

      "DEFAULT NOTICE" has the meaning given to it in section 8.5;

      "DIRECTOR" means the Director appointed pursuant to section 260 of the CBCA;

      "DROP DEAD DATE" has the meaning given to it in section 3.7;

      "EFFECTIVE DATE" means the date on which the Pacifica Arrangement becomes effective in accordance with the CBCA and the Pacifica Final Order;

      "EFFECTIVE TIME" means the time on the Effective Date that the Pacifica Arrangement becomes effective in accordance with its terms;

      "ENCUMBRANCE" includes, without limitation, any mortgage, pledge, assignment, charge, lien, security interest, adverse interest in property, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

      "ENVIRONMENT" includes the air (including all layers of the atmosphere), land (including soil, sediment deposited on land, fill, and lands submerged under water), and water (including oceans, lakes, rivers, streams, groundwater, and surface water);

      "ENVIRONMENTAL LAWS" means all Laws relating in any way to the Environment, environmental assessment, health, occupational health and safety, or the use, storage, treatment, transportation or disposal of Contaminants;

      "ENVIRONMENTAL PERMITS" has the meaning given to it in paragraph 16.1(a) of Schedule 2, in the case of Pacifica, and paragraph 14.1(a) of Schedule 3, in the case of Norske Canada;

      "FINAL ORDERS" means the Norske Canada Final Order and the Pacifica Final Order;

      "FINANCING BREAK FEE" has the meaning given to it in section 9.2;

      "GOVERNMENTAL ENTITY" means any:

      (a) domestic or foreign multinational, supranational, national, federal, provincial, state, regional, municipal, local, aboriginal or other government, public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency;

      (b) subdivision, minister, official, agent, commission, board or authority of any of the entities listed in paragraph (a) of this definition; and

      (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the entities listed in paragraphs (a) or (b) of this definition;

      "INTERIM ORDERS" means the Norske Canada Interim Order and the Pacifica Interim Order;

      "INVESTMENT CANADA ACT" means the INVESTMENT CANADA ACT, R.S.C. 1985 c. I-21.8, as amended, and the regulations made under that enactment, as amended;

      "LAST NORSKE CANADA FINANCIAL STATEMENTS" means the audited consolidated financial statements of Norske Canada for the six-month period ended on December 31, 2000, comprising a balance sheet, statement of earnings and retained earnings, and a statement of cash flows, together with any reports and notes included with them;

      "LAST PACIFICA FINANCIAL STATEMENTS" means the audited consolidated financial statements of Pacifica for the 12-month period ended on December 31, 2000, comprising a balance sheet, statement of earnings and retained earnings, and a statement of cash flows, together with any reports and notes included with them;

      "LAWS" means all statutes, laws, regulations, decrees, orders, by-laws, ordinances, protocols, codes, standards, guidelines, policies, notices, directions, judgments, injunctions or other requirements of any Governmental Entity, including the principles of common law and equity;

      "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with a Party, any change (including a decision to implement a change made by the directors or senior management of Party or any of its Subsidiaries), effect, event, occurrence or change in state of facts that is, or would reasonably be expected to be, material and adverse to the business, operations, financial condition or results, assets, rights, liabilities or prospects of such Party and its Subsidiaries taken as a whole, other than any change, effect, event, occurrence or change in state of facts arising from the Arrangements and all transactions related to the Arrangements or contemplated by this Agreement or relating to:

      (a) the economies of British Columbia, Canada or the United States or securities markets in general;

      (b) the pulp and paper industry in general, and not specifically relating to Norske Canada and its Subsidiaries or Pacifica and its Subsidiaries, respectively; or

      (c) generally accepted accounting principles;

      "MATERIAL SUBSIDIARIES" means:

      (a) in the case of Pacifica, all of the Subsidiaries of Pacifica, except Pacifica Poplars Inc. and Pacifica Poplars Ltd.; and

      (b) in the case of Norske Canada means all of the Subsidiaries of Norske Canada, listed as Material Subsidiaries of Norske Canada in the Norske Canada Disclosure Letter;

      "NORSKE ASA SUPPORT AGREEMENT" means the support agreement dated the same date as this Agreement between Pacifica and Norske Skogindustrier ASA;

      "NORSKE CANADA ARRANGEMENT" means the arrangement to be undertaken in accordance with the Norske Canada Plan of Arrangement;

      "NORSKE CANADA ARRANGEMENT RESOLUTION" means the resolution of the members of Norske Canada approving the Norske Canada Arrangement;

      "NORSKE CANADA BREAK FEE" has the meaning given to it in section 9.1;


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      "NORSKE CANADA CIRCULAR" means the information circular to be prepared and sent to the Norske Canada Shareholders in connection with the Norske Canada Arrangement Resolution;

      "NORSKE CANADA CLASS A SHARES" means the Class A Common Shares in the capital of Norske Canada;

      "NORSKE CANADA COMMITMENT LETTER" has the meaning given to it in paragraph 19.1 of Schedule 3;

      "NORSKE CANADA COMMON SHARES" means the outstanding Common Shares in the capital of Norske Canada:

      (a) redesignated pursuant to section 2.1(d) of the Norske Canada Plan of Arrangement; and

      (c) issued pursuant to section 2.1(b) of the Pacifica Plan of Arrangement;

      "NORSKE CANADA DISCLOSURE DOCUMENTS" means any document disclosed by Norske Canada in public filings made by it with the BCSC from July 1, 1998 to and including the business day prior to the date of this Agreement, and includes the Last Norske Canada Financial Statements;

      "NORSKE CANADA DISCLOSURE LETTER" means the letter from Norske Canada to Pacifica executed and delivered by Norske Canada and Pacifica immediately prior to the signing of this Agreement;

      "NORSKE CANADA EXPENSES PAYMENT" has the meaning given to it in section 9.3;

      "NORSKE CANADA FINAL ORDER" means the order of the Court, as the same may be amended, approving the Norske Canada Arrangement in respect of Norske Canada under the Company Act;

      "NORSKE CANADA FINANCING" means the financing contemplated by the Norske Canada Commitment Letter;

      "NORSKE CANADA INTERIM ORDER" means the order of the Court, as the same may be amended, providing for, among other things, the calling and holding of the Norske Canada Meeting under the Company Act;

      "NORSKE CANADA MEETING" means the extraordinary general meeting of Norske Canada Shareholders, including any adjournment of that meeting, to be called and held to consider and, if deemed advisable, pass the Norske Canada Arrangement Resolution;

      "NORSKE CANADA PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form set out in Schedule 5, as amended, modified or supplemented in accordance with section 10.10 of this Agreement;

      "NORSKE CANADA SHAREHOLDERS" means holders at the relevant time of Class A Common Shares in the capital of Norske Canada;

      "NORSKE CANADA SUBSIDIARIES" means the Subsidiaries of Norske Canada;

      "NORSKE CANADA WARRANTIES" means the representations and warranties set out in Schedule 3;

      "NOTICE PERIOD" has the meaning given to it in section 7.8(b);

      "PACIFICA ARRANGEMENT" means the arrangement to be undertaken in accordance with the Pacifica Plan of Arrangement;

      "PACIFICA ARRANGEMENT RESOLUTION" means the resolution of the shareholders of Pacifica approving the Pacifica Arrangement;

      "PACIFICA CIRCULAR" means the proxy circular to be prepared and sent to the Pacifica shareholders in connection with the Pacifica Arrangement Resolution;

      "PACIFICA CREDIT FACILITIES" means the credit facilities provided to Pacifica and its Subsidiaries pursuant to the Amended and Restated Multi-option Credit Facility Agreement dated March 12, 1999, the Amendment Agreement dated February 21, 2000, the Consent to Restructuring and Assumption Agreement dated January 30, 2001 and the Consent to Sale and Amendment Agreement dated February 2, 2001, all of which are agreements between Pacifica, certain Pacifica Subsidiaries, Canadian Imperial Bank of Commerce and certain lenders;


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

      "PACIFICA DISCLOSURE DOCUMENTS" means any document disclosed by Pacifica or Predecessor Pacifica L.P. in public filings made by it with the BCSC from June 8, 1998 and including the business day prior to the date of this Agreement, and includes the Last Pacifica Financial Statements;

      "PACIFICA DISCLOSURE LETTER" means the letter from Pacifica to Norske Canada executed and delivered by Pacifica and Norske Canada immediately prior to the signing of this Agreement;

      "PACIFICA EMPLOYEE SHARE PURCHASE PLAN" means Pacifica's Amended and Restated Employee Share Purchase Plan;

      "PACIFICA EXPENSES PAYMENT" has the meaning given to it in section 9.4;

      "PACIFICA FINAL ORDER" means the order of the Court, as the same may be amended, approving the Pacifica Arrangement in respect of Pacifica under the CBCA;

      "PACIFICA INTERIM ORDER" means the order of the Court, as the same may be amended, providing for, among other things, the calling and holding of the Pacifica Meeting under the CBCA;

      "PACIFICA MEETING" means the special meeting of Pacifica Shareholders, including any adjournment of that meeting, to be called and held to consider and, if deemed advisable, pass the Pacifica Arrangement Resolution;

      "PACIFICA OPTIONS" means options to acquire Pacifica Shares granted under the Pacifica Stock Option Plan;

      "PACIFICA PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form set out in Schedule 4, as amended, modified or supplemented in accordance with section 10.10 of this Agreement;

      "PACIFICA SHARES" means the Common Shares in the capital of Pacifica;

      "PACIFICA SHAREHOLDERS" means holders at the relevant time of Common Shares in the capital of Pacifica and, in relation to the Pacifica Arrangement Resolution and the Pacifica Meeting, includes holders at the relevant time of Pacifica Options, if so ordered by the Court;

      "PACIFICA STOCK APPRECIATION RIGHTS" means stock appreciation rights granted under the Pacifica Stock Appreciation Rights Plan;

      "PACIFICA STOCK APPRECIATION RIGHTS PLAN" means Predecessor
      Pacifica L.P.'s 1998 Stock Appreciation Rights Plan;

      "PACIFICA STOCK OPTION PLAN" means Pacifica's 2000 Incentive Ownership
      Plan;

      "PACIFICA SUBSIDIARIES" means the Subsidiaries of Pacifica and "Pacifica Subsidiary" shall be construed accordingly;

      "PACIFICA WARRANTIES" means the representations and warranties set out in
      Schedule 2;

      "PARTIES" means the parties to this Agreement from time to time and "Party" means either of them;

      "PERMITTED CAPITAL EXPENDITURES" means:

      (a) any capital spending or capital related spending commitments not in excess of the amounts contemplated by the "Summary of 2001 Capital Expenditures Budget" on a quarterly basis, a copy of which is appended to the Pacifica Disclosure Letter; and

      (b) with Norske Canada's prior written consent, which shall not be unreasonably withheld, any other capital spending or capital related spending commitments;

      "PERSON" includes an individual, a body corporate (wherever incorporated), an unincorporated association, syndicate or organization, a partnership, trust, trustee, a Governmental Entity or an executor, administrator or other legal representative;

      "PREI" means Powell River Energy Inc.;

      "PREI PARTIES" means collectively PREI, the Powell River Energy Limited Partnership and their respective Subsidiaries;

      "PREDECESSOR PACIFICA L.P." means Pacifica Paper Limited Partnership;

      "RELEASE" includes any release, spill, leak, pumping, pouring, emission, emptying, discharge, injection, escape, leaching, migration, disposal, or dumping;

      "RETURNS" means all reports, information statements and returns relating to, or required to be filed in connection with, any Taxes;

      "SCHEDULES" means Schedules 1 to 5 to this Agreement and "SCHEDULE" shall be construed accordingly;

      "SECURITIES ACT" means the SECURITIES ACT, R.S.B.C. 1996, c. 418, as amended, and the regulations and rules made under that enactment, as amended;

      "SECURITIES LEGISLATION" means the Company Act, the CBCA, the securities legislation of each province and territory of Canada and federal and state securities legislation of the United States or any other jurisdiction, the rules, regulations and forms made or promulgated under that legislation, the policies, bulletins and notices of the regulatory authorities administering that legislation and the rules, regulations, bylaws and policies of The Toronto Stock Exchange, as any of the foregoing may be amended from time to time;

      "SPECIFIED CONTRACTS" has the meaning given to it in paragraph 13.1 of
      Schedule 2;

      "SUBSIDIARY" means, with respect to a specified person:

      (a) any partnership or limited partnership in which the specified person is a partner, a general partner or a limited partner;

      (b) any body corporate of which more than 50% of the outstanding securities ordinarily entitled to elect a majority of the board of directors of the body corporate (whether or not securities of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified person; or

      (c) any person over which it exercises direction or control or which is in a like relation to a Subsidiary as defined in paragraphs (a) and
          (b) of this definition;

      and, in respect of Norske Canada, includes Allwin Technical Services Incorporated, and "SUBSIDIARIES" shall be construed accordingly;

      "SUPERIOR PROPOSAL" means a bona fide proposal by a third party to acquire, directly or indirectly, more than 50% of the book value on a consolidated basis of the total assets of Pacifica or more than 50% of the outstanding Pacifica Shares, whether by merger, amalgamation, arrangement, takeover bid, sale of assets or otherwise that:

      (a) did not result from a breach of section 7.1;

      (b) in the good faith determination of the board of directors of Pacifica, after consultation with financial advisors and outside counsel:

           (i) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making it; and

          (ii) would, if completed in accordance with its terms, result in a transaction more favourable from a financial point of view to the Pacifica Shareholders than the Pacifica Arrangement;

      and in respect of which the board of directors of Pacifica has received advice of outside counsel that it is appropriate that the board of directors of Pacifica accept, approve or recommend such proposal in order to discharge properly its fiduciary duties;

      "SUPPORT AGREEMENTS" means the support agreements between Norske Canada and each of the Pacifica Shareholders listed in the Pacifica Disclosure Letter;

      "TAX ACT" means the INCOME TAX ACT (Canada); and


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

      "TAXES" means all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect of taxes, imposed by any Governmental Entity, including:

      (a) all income or profits taxes (including federal income taxes and provincial income taxes) and withholding taxes;

      (b) capital taxes, payroll and employee withholding taxes, unemployment insurance, social insurance taxes (including Canada Pension Plan payments);

      (c) sales taxes, use taxes, ad valorem taxes, customs duties, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes; and

      (d) real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, pension assessment and other governmental charges;

      and other obligations of the same or of a similar nature to any of the foregoing in Canada, the United States or any other jurisdiction.

2.    In this Agreement, unless the context requires otherwise:

      (a) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

      (b) references to sections are to sections of this Agreement;

      (c) all references to gender and number shall be read with all changes required by the context;

      (d) any reference to an enactment or statutory provision is a reference to it as amended, extended, modified, consolidated or re-enacted, from time to time;

      (e) where the date on which any action is required to be taken under this Agreement is not a business day in the place where the action is required to be taken, the action shall be required to be taken on the next succeeding day that is a business day in that place;

      (f) all references in this Agreement to sums of money are expressed and shall be payable in lawful money of Canada;

      (g) references to "include", "includes", "including" or "in particular" shall be deemed to be followed by the words "without limitation";

      (h) any statement qualified by the expression "to the knowledge of" a Party or any similar expression shall be deemed to include an additional statement that it has been made after reasonable enquiry of senior management at the Party's head office;

      (i) references to a matter being "disclosed in a disclosure letter" or "set out in a disclosure letter" mean that a reasonable person would become aware of the matter in question by reading the representation and warranty in question and the disclosure letter, and disclosure of any matters in a disclosure letter against one representation and warranty shall constitute disclosure of such matters for the purposes of all of the representations and warranties in this Agreement; and

      (j) all accounting terms used in this Agreement have the meanings attributable to them under Canadian generally accepted accounting principles and all determinations of an accounting nature required to be made shall be made in accordance with Canadian generally accepted accounting principles applied consistently with prior periods.


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
                       SCHEDULE 2 -- PACIFICA WARRANTIES

1.    ORGANIZATION AND QUALIFICATION

1.1 Pacifica has been duly amalgamated and is validly existing as a corporation under the CBCA and has full corporate power and authority to own its assets and conduct its businesses as currently owned and conducted.

2.    CAPITALIZATION

2.1 The authorized capital of Pacifica consists of an unlimited number of common shares. As of March 19, 2001, 26,605,100 Pacifica Shares are issued and outstanding, 1,165,900 Pacifica Shares are reserved for issuance under the Pacifica Stock Option Plan and 1,500,000 Pacifica Shares are reserved for issuance under the Pacifica Employee Share Purchase Plan.

2.2 All of the issued and outstanding Pacifica Shares have been validly issued and are fully paid.

2.3 Except for the rights of Norske Canada under this Agreement and except as set out in paragraph 2.1 of this Schedule 2, there are no options, warrants, conversion privileges, rights, agreements, arrangements, commitments or other obligations of Pacifica to:

      (a) issue or sell any shares or other ownership interests in Pacifica or securities or obligations of any kind convertible into or exchangeable for shares or other ownership interests in Pacifica; or

      (b) acquire any shares or ownership interests of any other person.

2.4 Except for stock appreciation rights calculated with reference to a total of 70,000 Pacifica Shares, which were granted on or before December 31, 2000 under Pacifica's Stock Appreciation Rights Plan, there are no outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the share price, book value, income or any other attribute of Pacifica or its business or operations.

2.5 There are no outstanding bonds, debentures or other evidences of indebtedness of Pacifica or any Pacifica Subsidiary having the right to vote (or convertible into or exchangeable for securities having the right to vote) with the holders of Pacifica Shares on any matter.

3.    SUBSIDIARIES

3.1 All of the Pacifica Subsidiaries, their respective jurisdictions of organization and Pacifica's direct or indirect interest in them are set out in the Pacifica Disclosure Letter.

3.2 Each of the Pacifica Subsidiaries has been duly organized and is validly existing under applicable Laws and has full power to own its assets and conduct its businesses as currently owned and conducted.

3.3 All of the outstanding shares and other ownership interests of the Pacifica Subsidiaries are validly issued, fully paid and non-assessable and all shares and other ownership interests owned directly or indirectly by Pacifica are, other than for liens, pledges and encumbrances under the Pacifica Credit Facilities and except as set forth in the Pacifica Disclosure Letter, owned free and clear of all Encumbrances, other than standard restrictions on transfer contained in constating documents.

3.4 Other than warrants to acquire shares of PREI outstanding as at the date of this Agreement, there are no options, warrants, conversion privileges, rights, agreements, understandings, commitments or other obligations of Pacifica or any of its Subsidiaries to issue, sell or acquire any shares or other ownership interests in any of the Pacifica Subsidiaries or securities or obligations of any kind convertible into or exchangeable for shares or other ownership interests in any of the Pacifica Subsidiaries or any other person.

3.5 There are no outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based on the book value, income or any other attribute of any of Pacifica's Subsidiaries or their businesses or operations.


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3.6   Neither Pacifica nor any of its Subsidiaries has a minority interest in any other person other than any passive equity interest held as an investment in the ordinary course of business.

4.    LICENCES AND PERMITS

4.1 Except for matters that individually or in the aggregate would not have a material adverse effect on Pacifica and any matters set out in the Pacifica Disclosure Letter, and except for matters relating to the Environment, which are dealt with under paragraph 16 of this Schedule 2, Pacifica and each of its Material Subsidiaries owns, possesses, or has obtained and is in compliance in all material respects with, all material licences, permits, certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted or proposed to be conducted, provided that in relation to the PREI Parties this paragraph 4.1 shall, in respect of matters arising after the date of this Agreement, be limited to those matters of which Pacifica has actual knowledge.

5.    AUTHORITY RELATIVE TO THIS AGREEMENT

5.1 Pacifica has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, including the Pacifica Arrangement, and all documents and agreements contemplated by this Agreement to which it is or will be a party.

5.2 The board of directors of Pacifica has received separate opinions from CIBC World Markets Inc. and BMO Nesbitt Burns Inc. to the effect that, as at the date of this Agreement, the consideration offered to Pacifica Shareholders pursuant to the Pacifica Arrangement is fair from a financial point of view to Pacifica Shareholders and (after receiving such advice from its financial advisors and advice from its legal advisors) has determined:

      (a) that the Pacifica Arrangement is fair from a financial point of view to the Pacifica Shareholders;

      (b) that the Pacifica Arrangement, the execution and delivery of this Agreement and the performance by Pacifica of its obligations under this Agreement are in the best interests of Pacifica and its shareholders;

      (c) to authorize the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement, including the Pacifica Arrangement; and

      (d) to recommend to the Pacifica Shareholders that they vote in favour of the Pacifica Arrangement.

5.3 The execution and delivery of this Agreement by Pacifica and the completion of the transactions contemplated by this Agreement, including the Pacifica Arrangement, have been duly authorized by the board of directors of Pacifica and no other corporate proceedings on the part of Pacifica are necessary to authorize this Agreement or the Pacifica Arrangement other than the approval of:

      (a) the proxy circular for the Pacifica Meeting and other matters relating solely thereto, by the board of directors of Pacifica;

      (b) any other matters required by the Pacifica Interim Order to be authorized; and

      (c) the Pacifica Arrangement by the requisite majority vote of Pacifica Shareholders.

5.4 This Agreement has been duly executed and delivered by Pacifica and constitutes a legal, valid and binding obligation of Pacifica, enforceable by Norske Canada against Pacifica in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally.

5.5 The execution and delivery by Pacifica of this Agreement and the performance by Pacifica of its obligations under this Agreement and all documents and agreements contemplated by this Agreement to which it is or will be a party will not, except as disclosed in the Pacifica Disclosure Letter, result in, in the case of Pacifica or any of its Material Subsidiaries:

      (a) a violation or breach of any provision of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, require any consent to be obtained under or give to others any rights of termination, amendment, acceleration or cancellation of or under:

           (i) its constating documents, any shareholders' agreement or any resolution of its directors or shareholders;

          (ii) any applicable Laws (subject to obtaining the authorizations, consents and approvals referred to in section 3.1(f) of the Agreement) that would, individually or in the aggregate, have a material adverse effect on Pacifica;

         (iii) any licence, permit, approval or consent relevant to its business or assets (taken as a whole) that would, individually or in the aggregate, have a material adverse effect on Pacifica;

          (iv) any Specified Contract; or

           (v) any agreement, arrangement, commitment or understanding to which it is a party or by which any of its assets is bound or affected that would, individually or in the aggregate, have a material adverse effect on Pacifica;

      (b) other than for the Pacifica Credit Facilities and the 10% Senior Notes of Pacifica due March 15, 2009, any right of termination becoming effective or the acceleration of any of its indebtedness before its stated maturity, give rise to any obligation to repurchase indebtedness or cause any of its available credit to cease to be available other than as would not, individually or in the aggregate, have a material adverse effect on Pacifica; and

      (c) other than the rights of Norske Canada under this Agreement or Encumbrances related to the Norske Canada Financing, the imposition of any Encumbrance upon any of its assets that would, individually or in the aggregate, have a material adverse effect on Pacifica; or

      (d) any option, right of first refusal or similar right becoming exercisable by a third party that would have a material adverse effect on Pacifica or prevent or delay the completion of the Pacifica Arrangement.

6.    REGULATORY APPROVALS

6.1 No authorization, consent, approval or order of, or filing with, any Governmental Entity is required in connection with the execution or delivery of this Agreement, the performance by Pacifica of its obligations under this Agreement or the completion of the Pacifica Arrangement other than:

      (a) in connection with or in compliance with: the Competition Act, the Investment Canada Act, the United States HART-SCOTT-RODINO ANTI-TRUST IMPROVEMENTS ACT OF 1976, applicable competition or antitrust Laws in other relevant jurisdictions and applicable Securities Legislation;

      (b) obtaining the Pacifica Interim Order and the Pacifica Final Order, obtaining any approvals required by the Pacifica Interim Order or the Pacifica Final Order and filing the Pacifica Final Order with the Director; and

      (c) authorizations, consents, approvals, orders or filings, the failure of which to obtain or make would not, individually or in the aggregate, prevent or delay completion of the Pacifica Arrangement.

7.    FINANCIAL STATEMENTS AND DISCLOSURE DOCUMENTS

7.1 The audited consolidated financial statements for Pacifica and its predecessor, Predecessor Pacifica L.P., as at, and for each of the 12-month periods ended December 31, 2000 and 1999 and the eight-month period ended December 31, 1998:

      (a) have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis; and

      (b) present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Pacifica as at the respective dates and for the respective periods that they cover.

8.    DISCLOSURE

8.1 Since June 8, 1998, Pacifica and its predecessor, Predecessor Pacifica L.P., have filed with the appropriate Governmental Authorities true and complete copies of the Pacifica Disclosure Documents and all other material documents required to be filed by them under applicable Securities Legislation.

8.2   The Pacifica Disclosure Documents at the time filed:

      (a) did not contain any misrepresentation (as defined in the applicable Securities Legislation relating to that Pacifica Disclosure Document); and

      (b) complied in all material respects with the requirements of applicable Securities Legislation.

8.3 Pacifica has not filed any confidential material change report with the BCSC or any other securities authority or regulator or any stock exchange or other self-regulatory authority that currently remains confidential.

8.4 To the knowledge of Pacifica, there is no fact that Pacifica has not disclosed to Norske Canada orally or in writing or made available for review to Norske Canada as part of its due diligence investigations that has had or would have a material adverse effect on Pacifica.

9.    BOOKS AND RECORDS

9.1 The books, records and accounts of Pacifica and its Material Subsidiaries, in all material respects:

      (a) have been maintained in accordance with good business practices on a basis consistent with prior years;

      (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Pacifica and its Subsidiaries; and

      (c) accurately and fairly reflect the basis for the Pacifica consolidated financial statements;

      provided that in relation to the PREI Parties this paragraph 9.1 of this Schedule 2 shall be limited to those matters of which Pacifica has actual knowledge.

9.2 Pacifica has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

      (a) transactions are executed in accordance with management's general or specific authorization; and

      (b) transactions are recorded as is necessary:

          (i) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements; and

         (ii) to maintain accountability for assets.

9.3 Except as disclosed in the Pacifica Disclosure Letter, the corporate records and minute books of Pacifica and its Material Subsidiaries have been maintained substantially in compliance with applicable Laws and are complete and accurate in all material respects.

10.   ABSENCE OF CERTAIN CHANGES OR EVENTS

10.1 Except as disclosed in the Pacifica Disclosure Documents or the Pacifica Disclosure Letter, from December 31, 2000 to the date of this Agreement Pacifica and each of its Material Subsidiaries has conducted its business only in the ordinary course of business and consistent with past practice and none of the following has occurred:

      (a) a material adverse change with respect to Pacifica;


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

      (b) any damage, destruction or loss, whether covered by insurance or not, that would have a material adverse effect on Pacifica;

      (c) any redemption, repurchase or other acquisition of Pacifica Shares by Pacifica or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Pacifica Shares, other than open market purchases of Pacifica Shares under the Pacifica Employee Share Purchase Plan in the ordinary course of business and consistent with past practice;

      (d) any material increase in or modification of the compensation payable or to become payable by Pacifica or any of its Subsidiaries to any of its directors or officers, or any grant by Pacifica or any of its Subsidiaries to any of its directors or officers of any increase in severance or termination pay;

      (e) any increase in or modification of any bonus, pension, insurance or benefit arrangement (including the granting of stock options, stock appreciation rights, phantom equity or similar rights) made to, for or with any of Pacifica's or its Subsidiaries' directors or officers;

      (f) any acquisition or sale of property or assets aggregating more than 5% of Pacifica's total consolidated property and assets as at December 31, 2000, other than in the ordinary course of business and consistent with past practice;

      (g) any entering into, amendment of, relinquishment, termination or non-renewal by Pacifica or any of its Material Subsidiaries of any material contract, agreement, license, franchise, lease transaction, commitment or other right or obligation, other than in the ordinary course of business and consistent with past practice or as would not, individually or in the aggregate, have a material adverse effect on Pacifica;

      (h) any resolution to approve a subdivision, consolidation or reclassification of any of the Pacifica Shares;

      (i) any change in Pacifica's accounting methods, principles or practices;
          or

      (j) any agreement or arrangement to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made;

      provided that in relation to the PREI Parties this paragraph 10.1 shall, in respect of matters arising after the date of this Agreement, be limited to those matters of which Pacifica has actual knowledge.

11.   COMPLIANCE

11.1 Except as disclosed in the Pacifica Disclosure Documents or the Pacifica Disclosure Letter, Pacifica and each of its Material Subsidiaries has complied with and is not in violation of or in default under:

      (a) its constating documents, any shareholders' agreement or any resolution of its directors or shareholders or those of any of its Material Subsidiaries;

      (b) any applicable Laws, orders, judgments and decrees, other than non-compliance, violations or defaults that would not, individually or in the aggregate, have a material adverse effect on Pacifica; and

      (c) any agreement, arrangement, commitment or understanding to which it is a party or by which any of its assets is bound or affected, other than non-compliance, violations or defaults that would not, individually or in the aggregate, have a material adverse effect on Pacifica;

      provided that in relation to the PREI Parties this paragraph 11.1 shall, in respect of matters arising after the date of this Agreement, be limited to those matters of which Pacifica has actual knowledge.

11.2 Without limiting paragraph 11.1 of this Schedule 2, all securities of Pacifica (including, all options, rights or other convertible or exchangeable securities) have been issued in compliance, in all material respects, with all applicable Securities Legislation and all securities to be issued upon exercise of any such options,


                                      36
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      rights and other convertible or exchangeable securities will be issued in compliance with all applicable Securities Legislation.

12.   PROPERTY AND ASSETS

12.1 Except as disclosed in the Pacifica Disclosure Documents or the Pacifica Disclosure Letter, Pacifica and each of its Material Subsidiaries have good and sufficient title to the real property interests including fee simple estate of and in real property, leases, easements, rights of way, permits or licences from land owners or authorities permitting the use of land by Pacifica or such Material Subsidiary necessary to permit the operation of its business as presently owned and conducted, except for such failure of title that would not, individually or in the aggregate, have a material adverse effect on Pacifica.

12.2 Neither Pacifica nor any of its Material Subsidiaries has received a notice relating to the expropriation of any of the real property interests referred to in paragraph 12.1 of this Schedule 2.

13.   MATERIAL CONTRACTS

13.1 Pacifica has provided to Norske Canada a list and made available for review all of the agreements, arrangements and understandings that are material to the business and operations of Pacifica and its Subsidiaries, taken as a whole including those specific contracts (the "SPECIFIED CONTRACTS") listed in the Pacifica Disclosure Letter.

13.2 Each Specified Contract is a valid and binding agreement in full force and effect, subject to the availability of equitable remedies and the enforcement of creditors' remedies generally. Neither Pacifica nor any of its Subsidiaries is in material breach of and no event of default relating to Pacifica or any of its Subsidiaries has occurred under the Specified Contracts to which they are party and, to the knowledge of Pacifica, the other party or parties to each Specified Contract are not in material breach and no event of default relating to that other party or parties has occurred under that Specified Contract, except for breaches or events of default that have been cured or waived or breaches related to the timing of delivery, quantities or quality of materials in the ordinary course of business. With respect to the credit agreement dated February 2, 2001 between PREI, Canadian Imperial Bank of Commerce and Canadian Western Bank and the credit agreement dated as of February 2, 2001 between PREI and Trilon Bancorp Inc., the representations and warranties in this paragraph 13.2 shall be limited to those matters of which Pacifica has actual knowledge.

13.3 All outstanding forward commitments to purchase raw materials, supplies, machinery, equipment and spare parts for Pacifica or any of its Subsidiaries have been made in the ordinary course of business, provided that in relation to the PREI Parties this paragraph 13.3 shall, in respect of matters arising after the date of this Agreement, be limited to those matters of which Pacifica has actual knowledge.

13.4 Pacifica has made available to Norske Canada complete copies or summaries of all hedging and other derivative arrangements or instruments in relation to which Pacifica or any of its Subsidiaries (other than the PREI Parties) have rights or obligations.

14.   RESTRICTIONS ON BUSINESS ACTIVITIES

14.1 Except as set forth in the Pacifica Disclosure Documents or the Pacifica Disclosure Letter, there is no agreement, judgment, injunction, order or decree binding upon Pacifica or any Material Subsidiary that has or could have the effect of prohibiting or materially restricting or impairing any business practice of Pacifica or any Material Subsidiary, any material acquisition of property by Pacifica or any Material Subsidiary or the conduct of business by Pacifica or any Material Subsidiary as currently conducted, other than any such agreements, judgments, injunctions, orders or decrees which would not, individually or in the aggregate, have a material adverse effect on Pacifica.


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15.   EMPLOYMENT MATTERS

15.1  Pacifica has provided to Norske Canada complete copies of:

      (a) all employment agreements or contracts for services between Pacifica and any of its Subsidiaries and any director or officer of Pacifica or any of its Subsidiaries; and

      (b) all written or oral policies, agreements, obligations or understanding providing for severance or termination payments to any director or officer of Pacifica or any of its Subsidiaries, except for obligations to provide reasonable notice to employees hired for indefinite terms who are dismissed without cause.

15.2 Except as set out in the Pacifica Disclosure Documents or the Pacifica Disclosure Letter, neither Pacifica nor any of its Subsidiaries is a party to a collective bargaining agreement nor subject to any application for certification or, to the knowledge of Pacifica, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement nor are there as at the date of this Agreement any current, pending or, to the knowledge of Pacifica, threatened strikes or lockouts at Pacifica or its Subsidiaries, provided that in relation to the PREI Parties this paragraph 15.2 shall, in respect of matters arising after the date of this Agreement, be limited to those matters of which Pacifica has actual knowledge.

15.3 Except as disclosed in the Pacific Disclosure Letter, neither Pacifica nor any of its Subsidiaries is subject to any claim for wrongful dismissal, constructive dismissal or any other claim in contract or in tort, nor is any such claim, to the knowledge of Pacifica, threatened, or any litigation, actual or, to the knowledge of Pacifica, threatened, relating to employment or termination of employment of employees or independent contractors, other than individual or related claims or litigation in relation to amounts of less than $200,000.

15.4 Pacifica and all of its Material Subsidiaries have operated in all material respects in accordance with all applicable Laws with respect to employment and labour, including employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations and there are no pending or, to the knowledge of Pacifica, threatened proceedings against Pacifica before any Governmental Entity with respect to any of the above areas, other than individual or related proceedings in relation to amounts of less than $200,000.

15.5 Except as disclosed in the Pacific Disclosure Letter, Pacifica and its Material Subsidiaries operate in all material respects in accordance with the terms of the collective agreements to which Pacifica or any of its Material Subsidiaries are parties and there are no pending or, to the knowledge of Pacifica, threatened grievances or arbitrations alleging a breach or breaches of those collective agreements that would, individually or in the aggregate, have a material adverse effect on Pacifica, provided that in relation to the PREI Parties this paragraph 15.5 shall, in respect of matters arising after the date of this Agreement, be limited to those matters of which Pacifica has actual knowledge.

16.   ENVIRONMENTAL MATTERS

16.1 Except for matters that would not, individually or in the aggregate, have a material adverse effect on Pacifica or are disclosed in the Pacifica Disclosure Documents or the Pacifica Disclosure Letter:

      (a) each of Pacifica and its Material Subsidiaries is in possession of all material permits, authorizations, certificates, registrations, approvals and consents necessary under Environmental Laws to own, lease and operate its properties and to conduct its respective business and operations as now conducted or proposed to be conducted (collectively, the "ENVIRONMENTAL PERMITS"); and

      (b) Pacifica and its Material Subsidiaries (and their respective businesses and operations) have been and are now in material compliance with all Environmental Permits and Environmental Laws.

16.2 Except as disclosed in the Pacifica Disclosure Documents or the Pacifica Disclosure Letter, neither Pacifica nor any Material Subsidiary is aware of, or is subject to:

      (a) any Environmental Permits or Environmental Laws that require or may require:

          (i) any material work, repairs, construction, change in business practices or operations;

         (ii) any expenditures, including capital expenditures for facility upgrades, environmental investigation and remediation expenditures, or any other similar expenditures, in excess of $500,000;

      (b) any written demand, written notice of default, summons, notice of judgment or commencement of proceedings with respect to any breach, liability or remedial action (or any alleged breach, liability or remedial action) arising under Environmental Laws;

      (c) any obligations of Pacifica or any of its Subsidiaries to remedy, pay compensation, or make any payment in the nature of a fine in relation to any breach of Environmental Permits or Environmental Laws that would, individually or in the aggregate, have a material adverse effect on Pacifica;

      (d) any material changes in the terms or conditions of any Environmental Permits or any material renewal, modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permits; or

      (e) any review by, or approval of, any Governmental Entity required, in relation to Environmental Permit and Environmental Laws, in connection with the execution and delivery of this Agreement, the completion of the Pacifica Arrangement or the continuation of the business or operations of Pacifica or any of its Material Subsidiaries following completion of the Pacifica Arrangement;

      provided that in relation to the PREI Parties this paragraph 16.2 shall, in respect of matters arising after the date of this Agreement, be limited to those matters of which Pacifica has actual knowledge.

17.   INSURANCE

17.1 Pacifica and its Subsidiaries have policies of insurance currently in force naming Pacifica or its Subsidiaries, as the case may be, as insureds that, having regard to the nature of the relevant risks and the relative cost of obtaining insurance, Pacifica reasonably believes are appropriate for a company with Pacifica's business, assets and liabilities.

18.   INTELLECTUAL PROPERTY

18.1 Except as set forth in the Pacifica Disclosure Letter, Pacifica and its Material Subsidiaries own, or are validly licensed or otherwise possess the lawful right to use, all patents, patent rights, trademarks, service marks, trade names, copyrights, trade secrets, know how, computer software and other proprietary intellectual property that are material to the conduct of the businesses of Pacifica and its Material Subsidiaries as presently conducted, taken as a whole (together, the "INTELLECTUAL PROPERTY") and Pacifica is not aware of any infringement of any Intellectual Property by any person, provided that in relation to the PREI Parties this paragraph 18.1 shall, in respect of matters arising after the date of this Agreement, be limited to those matters of which Pacifica has actual knowledge.

18.2 To the knowledge of Pacifica, neither Pacifica nor any of its Subsidiaries has received any written claim or notice of infringement or potential infringement of the Intellectual Property of any other person that would have a material adverse effect on Pacifica, provided that in relation to the PREI Parties this paragraph 18.2 shall, in respect of matters arising after the date of this Agreement, be limited to those matters of which Pacifica has actual knowledge.

19.   LITIGATION, ETC.

19.1 Except as disclosed in the Pacifica Disclosure Documents or the Pacifica Disclosure Letter, there is no claim, action, arbitration, review, proceeding or investigation pending or, to the knowledge of Pacifica, threatened against Pacifica or any Material Subsidiary before or by any court or Governmental Entity that, if adversely determined, would have a material adverse effect on Pacifica.

19.2 Neither Pacifica nor any of its Subsidiary, nor their respective assets and properties, is subject to any outstanding judgment, order, award, writ, injunction or decree exceeding $500,000 or would have a material adverse effect on Pacifica.

20.   PENSION AND OTHER EMPLOYEE BENEFITS

20.1 Pacifica has made available to Norske Canada information describing all of its or its Subsidiaries' Benefit Plans, including unwritten Benefit Plans.

20.2 Except as set out in the Pacifica Disclosure Letter, in respect of each of Pacifica's or its Subsidiaries' Benefit Plans, Pacifica has made available to Norske Canada true copies of:

      (a) all current plan documents, trust agreements, insurance contracts, employee brochures, statements of investment policies and procedures, and related documentation (including any amendments thereto) prepared for that Benefit Plan and, where such plans are not completed, the drafts in the possession of Pacifica;

      (b) in the case of an unwritten Benefit Plan, a written description of its terms and beneficiaries;

      (c) if the Benefit Plan requires actuarial valuation, the most recent actuarial valuation prepared for it;

      (d) if the Benefit Plan is funded, the most recent accountings of the Benefit Plan's assets and liabilities, and if the Benefit Plan is registered with any regulatory authority, the most recent Annual Information Forms filed with such regulatory authority;

      (e) if the Benefit Plan is required to be registered with any regulatory authority, evidence of that registration; and

      (f) actuarial opinions to Pacifica from any actuaries regarding:

          (i) non-compliance or possible or anticipated non-compliance of any Benefit Plan with any applicable Laws and any remedial actions in respect thereof; or

         (ii) possible adverse experience that could materially affect the funded status or costs of a Benefit Plan and remedial actions in respect thereof.

20.3 Since the date of each of the documents described in paragraph 20.2 of this Schedule 2, no amendments have been made to any of the Benefit Plans.

20.4  In respect of Pacifica's and its Subsidiaries' Benefit Plans:

      (a) to the knowledge of Pacifica, there are no outstanding violations or defaults under the Benefit Plans nor any actions, suits, claims, trials, demands, investigations, arbitration proceedings or other proceedings pending or threatened with respect to any of the Benefit Plans that would, individually or in the aggregate, have a material adverse effect on Pacifica;

      (b) except as set out in the Pacifica Disclosure Letter, no promise or commitment to increase benefits under the Benefit Plans has been made except as required by applicable Laws or pursuant to a collective agreement;

      (c) to the extent required by applicable Laws, the Benefit Plans are registered, and have at all times been invested and administered, in all material respects in accordance with any applicable Laws and the terms of the Benefit Plans;

      (d) to the knowledge of Pacifica, no event has occurred which would entitle any person to terminate any Benefit Plan, materially adversely affect the tax status, or revoke the registration with any regulatory authority (if registered);

      (e) no step has been taken and, to the knowledge of Pacifica, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Benefit Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any Taxes, fees, penalties or levies under applicable Laws which could have a material adverse effect on Pacifica;

      (f) to the knowledge of Pacifica, there have been no withdrawals of surplus or contribution holidays or payments of administrative expenses from the Benefit Plans, except as permitted by applicable Laws and the terms of the Benefit Plans;

      (g) to the knowledge of Pacifica, no insurance policy or other agreement affecting any Benefit Plan requires or permits a retroactive increase in premiums or payments due under the policy or other agreement;

      (h) to the knowledge of Pacifica, all employer and employee contributions in respect of a Benefit Plan which are required by its terms or applicable Laws to be made have been or will be made and remitted to the Benefit Plan's fundholder within time limits contemplated by such Benefit Plan and in compliance with applicable Laws;

      (i) all registered pension plans are funded in accordance with actuarial recommendations, as determined in accordance with applicable Laws and no notice of underfunding has been received by Pacifica; and

      (j) to the knowledge of Pacifica, no assets (including surplus assets) have ever been paid out of any Benefit Plan except to a member (or the beneficiary of a member) or in accordance with the terms of such Benefit Plan and as permitted by applicable Laws.

20.5 Except for the acceleration of vesting of stock options and stock appreciation rights required by sections 5.1(d) and (e) of this Agreement and except as disclosed in the Pacifica Disclosure Letter, the execution and delivery of this Agreement, the performance of this Agreement and the completion of the Pacifica Arrangement will not constitute an event or condition under any Benefit Plan that entitles any employee or former employee to a payment, promise of payment, acceleration of vesting or any other benefit to which that individual would not otherwise be entitled.

21.   TAX MATTERS

21.1 Except as set out in the Pacifica Disclosure Letter, each of Pacifica and its Subsidiaries:

      (a) has, in all material respects, filed or caused to be filed all tax returns required to be filed by it and all of those tax returns are complete and correct in all material respects; and

      (b) has, in all material respects, paid or caused to be paid all Taxes that are imposed under any Laws or by any relevant taxing authority which were due and payable.

21.2 Except as set out in the Pacifica Disclosure Letter, Pacifica has, on a consolidated basis:

      (a) made, in all material respects, adequate provision, in accordance with generally accepted accounting principles, in the Last Pacifica Financial Statements for the payment of all Taxes in respect of the period covered by the Last Pacifica Financial Statements and all prior periods; and

      (b) made, in all material respects, adequate provision in accordance with generally accepted accounting principles in its books and records for any Taxes accruing in respect of any accounting period that has ended subsequent to December 31, 2000.

21.3 Except as set out in the Pacifica Disclosure Letter, each of Pacifica and its Subsidiaries has, in all material respects, made adequate and timely payment of instalments of Taxes for the taxation period ending on or immediately before the Effective Date.

21.4 Except as set out in the Pacifica Disclosure Letter, with respect to any taxation period up to and including the Effective Date for which tax returns have not yet been filed or for which Taxes are not yet due and payable, each of Pacifica and its Subsidiaries has only incurred liabilities for Taxes in the ordinary course of its business and consistent with past practice.


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21.5  Except as set out in the Pacifica Disclosure Letter, there are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any tax return or the payment of any Taxes.

21.6 Except as set out in the Pacifica Disclosure Letter, to the knowledge of Pacifica, none of Pacifica or any of its Subsidiaries is currently subject to any assessments, penalties or levies with respect to Taxes that will result in any material liability on its part in respect of any period ending on or before the Effective Date in excess of the amount provided for in the Last Pacifica Financial Statements.

21.7 Except as set out in the Pacifica Disclosure Letter, to the knowledge of Pacifica and its Subsidiaries, no audit, investigation, assessment or reassessment of Taxes is underway, threatened or imminent.

21.8 Except as set out in the Pacifica Disclosure Letter, neither Pacifica nor any Subsidiary has received any written notification that any issues involving Taxes have been raised (and are currently pending) by Canada Customs and Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax returns of Pacifica and its Subsidiaries and no waivers of statutes of limitations have been given or requested with respect to Pacifica or any of its Subsidiaries.

21.9 Except as set out in the Pacifica Disclosure Letter, all liability of Pacifica and any of its Subsidiaries for income taxes has been assessed for all fiscal years up to and including the fiscal year ended December 31, 1999.

21.10 Except as set out in the Pacifica Disclosure Letter, to the knowledge of Pacifica, there are no proposed in writing (but unassessed) additional Taxes and none have been asserted in writing.

21.11 Except as set out in the Pacifica Disclosure Letter, no material Tax liens have been filed against Pacifica or any of its Subsidiaries or any of their respective assets other than statutory Tax liens in respect of Taxes that are not yet due but unpaid.

21.12 Except as set out in the Pacifica Disclosure Letter, Pacifica and its Subsidiaries have, in all material respects, withheld and remitted all amounts paid and all employer contributions required to be withheld or paid by them (including income tax, workers' compensation payments, Canada Pension Plan contributions, Employment Insurance premiums, benefit plan premiums and pension plan contributions) and have, in all material respects, paid those amounts including any penalties or interest due to the appropriate authority on a timely basis and in the form required under the appropriate legislation.

21.13 Except as set out in the Pacifica Disclosure Letter, neither Pacifica nor any of its Subsidiaries has been nor is currently required to file any returns, elections, or designations with any taxation authority located in any jurisdictions outside of British Columbia or Canada.

21.14 Except as set out in the Pacifica Disclosure Letter, with respect to the goods and services tax ("GST") under the EXCISE TAX ACT, R.S.C. 1985, c. E-15 (the "EXCISE TAX ACT"):

     (a) Pacifica and its Canadian Subsidiaries are registered for GST purposes;

     (b) all material amounts of GST required to be collected by Pacifica and its Canadian Subsidiaries has been collected and all material amounts of GST required to be remitted to the Receiver General for Canada have been remitted; and

     (c) the reporting period of Pacifica and its Canadian Subsidiaries for purposes of GST is monthly and all GST returns and reports of Pacifica and its Canadian Subsidiaries required by applicable Laws to be filed have in all material respects been filed and were true and correct in all material respects at the date of their filing.

21.15 In relation to the PREI Parties paragraphs 21.1-21.14 shall, in respect of matters arising after the date of this Agreement, be limited to those matters of which Pacifica has actual knowledge.


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22.   NON-ARM'S LENGTH TRANSACTIONS

22.1 Except as disclosed in the Pacifica Disclosure Documents or the Pacifica Disclosure Letter, since December 31, 2000 neither Pacifica nor any of its Subsidiaries have entered into or become a party to any non-arm's length agreements, arrangements or transactions that individually or in the aggregate relate to an amount exceeding $100,000, other than between Pacifica and its Subsidiaries or between Pacifica Subsidiaries.

23.   REGISTRATION RIGHTS

23.1 No holder of securities issued by Pacifica has any right to compel Pacifica to register or otherwise qualify such securities for distribution or sale to the public in Canada or the United States.

24.   BROKERS

24.1 Pacifica and its Subsidiaries will not be liable, directly or indirectly for the fees, commissions or expenses of any broker, financial advisor or other agent or intermediary in connection with the Arrangements, other than to:

     (a) BMO Nesbitt Burns, Inc. and CIBC World Markets Inc. solely in respect of the Pacifica Arrangement and pursuant to agreements disclosed in the Pacifica Disclosure Letter, complete copies of which have been provided to Norske Canada; and

     (b) soliciting dealers or proxy solicitation firms that may be engaged by Pacifica in connection with the Pacifica Arrangement on usual commercial terms.


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                     SCHEDULE 3 -- NORSKE CANADA WARRANTIES

1.    ORGANIZATION AND QUALIFICATION

1.1 Norske Canada has been duly amalgamated and is validly existing as a company under the Company Act and has full corporate power and authority to own its assets and conduct its businesses as currently owned and conducted.

2.    CAPITALIZATION

2.1 The authorized capital of Norske Canada consists of 150,000,000 Class A Common Shares and 100,000,000 Class B Preferred Shares. As of the date of this Agreement, 124,189,252 Norske Canada Class A Common Shares and no Class B Preferred Shares are issued and outstanding and 800,845 Norske Canada Class A Common Shares are reserved for issuance under the Norske Canada Long Term Incentive Plan.

2.2 All of the issued and outstanding Norske Canada Class A Common Shares have been validly issued and are fully paid.

2.3 All of the Norske Canada Common Shares to be issued to Pacifica Shareholders pursuant to the Pacifica Arrangement will be validly issued by Norske Canada at the Effective Time as fully paid shares.

2.4 Except for the rights of Pacifica under this Agreement and rights arising from the Plan of Arrangement and except as set out in paragraph
      2.1 of this Schedule 3 or the Norske Canada Disclosure Letter, there are no options, warrants, conversion privileges, rights, agreements, arrangements, commitments or other obligations of Norske Canada to:

      (a) issue or sell any shares or other ownership interests in Norske Canada or securities or obligations of any kind convertible into or exchangeable for shares or other ownership interests in Norske Canada; or

      (b) acquire any shares or ownership interests in any other person.

2.5 Except as set out in the Norske Canada Disclosure Letter, there are no outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the share price, book value, income or any other attribute of Norske Canada or its business or operations.

2.6 There are no outstanding bonds, debentures or other evidences of indebtedness of Norske Canada or any Norske Canada Subsidiary having the right to vote (or convertible into or exchangeable for securities having the right to vote) with the holders of Norske Canada Class A Common Shares on any matter.

3.    SUBSIDIARIES

3.1 All of Norske Canada's Material Subsidiaries, their respective jurisdictions of organization and Norske Canada's direct or indirect interest in them are set out in the Norske Canada Disclosure Letter and, other than its Material Subsidiaries, none of Norske Canada's Subsidiaries had assets or revenues as at or for the period ended December 31, 2000 representing 5% or more of Norske Canada's consolidated assets or revenue.

3.2 Each of the Norske Canada Subsidiaries has been duly organized and is validly existing under applicable Laws and has full power to own its assets and conduct its businesses as currently owned and conducted.

3.3 All of the outstanding shares and other ownership interests of the Norske Canada Subsidiaries are validly issued, fully paid and non-assessable and all shares and other ownership interests owned directly or indirectly by Norske Canada are owned free and clear of all Encumbrances, other than standard restrictions on transfer contained in constating documents.

3.4 There are no options, warrants, conversion privileges, rights, agreements, understandings, commitments or other obligations of Norske Canada or any of its Subsidiaries to issue or sell any shares or other ownership interests in any of the Norske Canada Subsidiaries or securities or obligations of any kind convertible into or exchangeable for shares or other ownership interests in any of the Norske Canada Subsidiaries or to acquire any shares or other ownership interests in any other person.

3.5 There are no outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based on the book value, income or any other attribute of any of Norske Canada's Subsidiaries or their businesses or operations.

4.    LICENCES AND PERMITS

4.1 Except for matters that individually or in the aggregate would not have a material adverse effect on Norske Canada and except for matters relating to the Environment, which are dealt with under paragraph 14 of this Schedule 3, Norske Canada and each of its Material Subsidiaries owns, possesses or has obtained, and is in compliance in all material respects with, all material licences, permits, certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted or proposed to be conducted.

5.    AUTHORITY RELATIVE TO THIS AGREEMENT

5.1 Norske Canada has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Arrangements and all documents and agreements contemplated by this Agreement to which it is or will be a party.

5.2 The board of directors of Norske Canada has received separate opinions from Deutsche Bank, Alex. Brown Inc. and Merrill Lynch & Co. to the effect that, as at the date of this Agreement, the exchange ratio contemplated by the Pacifica Arrangement is fair from a financial point of view to Norske Canada and (after receiving such advice from its financial advisors and advice from its legal advisors) has determined:

      (a) that the Arrangements, the execution and delivery of this Agreement and the performance by Norske Canada of its obligations under this Agreement are in the best interests Norske Canada and its shareholders;

      (b) to authorize the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement, including the Arrangements; and

      (c) to recommend to Norske Canada Shareholders that they vote in favour of the Norske Canada Arrangement.

5.3 The execution and delivery of this Agreement by Norske Canada and the completion of the transactions contemplated by this Agreement, including the Arrangements, have been duly authorized by the board of directors of Norske Canada and no other corporate proceedings on the part of Norske Canada are necessary to authorize this Agreement or the Arrangements other than the approval of:

      (a) the information circular for the Norske Canada Meeting and other matters relating solely thereto, by the board of directors of Norske Canada;

      (b) the definitive documentation relating to the Norske Canada Financing;

      (c) any other matters required by the Norske Canada Interim Order to be authorized; and

      (d) the Norske Canada Arrangement by the requisite majority vote of Norske Canada Shareholders.

5.4 This Agreement has been duly executed and delivered by Norske Canada and constitutes a legal, valid and binding obligation of Norske Canada, enforceable by Pacifica against Norske Canada in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally.

5.5 The execution and delivery by Norske Canada of this Agreement and the performance by Norske Canada of its obligations under this Agreement and all documents and agreements contemplated by this


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      Agreement to which it is or will be a party will not result in, in the case of Norske Canada or any of its Material Subsidiaries:

      (a) a violation or breach of any provision of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, require any consent to be obtained under or give to others any rights of termination, amendment, acceleration or cancellation of or under:

           (i) its constating documents, any shareholders' agreement or any resolution of its directors or shareholders;

          (ii) any applicable Laws (subject to obtaining the authorizations, consents and approvals referred to in section 3.1(f) of the Agreement) that would, individually or in the aggregate, have a material adverse effect on Norske Canada;

         (iii) any licence, permit, approval or consent relevant to its business or assets (taken as a whole) that would, individually or in the aggregate, have a material adverse effect on Norske Canada; or

          (iv) any agreement, arrangement, commitment or understanding to which it is a party or by which any of its assets is bound or affected that would, individually or in the aggregate, have a material adverse effect on Norske Canada;

      (b) any right of termination becoming effective or the acceleration of any of its indebtedness before its stated maturity, give rise to any obligation to repurchase indebtedness or cause any of its available credit to cease to be available other than as would not, individually or in the aggregate, have a material adverse effect on Norske Canada; and

      (c) other than the rights of Pacifica under this Agreement or Encumbrances related to the Norske Canada Financing, the imposition of any Encumbrance upon any of its assets that would, individually or in the aggregate, have a material adverse effect on Norske Canada.

6.    REGULATORY APPROVALS

6.1 No authorization, consent, approval or order of, or filing with, any Governmental Entity is required in connection with the execution or delivery of this Agreement, the performance by Norske Canada of its obligations under this Agreement or the completion of the Arrangements other than:

      (a) in connection with or in compliance with: the Competition Act, the Investment Canada Act, the United States HART-SCOTT-RODINO ANTI-TRUST IMPROVEMENTS ACT OF 1976, applicable competition or antitrust Laws in other relevant jurisdictions and applicable Securities Legislation;

      (b) obtaining the Interim Orders and the Final Orders, obtaining any approvals required by the Interim Orders or the Final Orders, filing the Norske Canada Final Order with the B.C. Registrar, and filing the Pacifica Final Order with the Director; and

      (c) authorizations, consents, approvals, orders or filings which, if not obtained would not, individually or in the aggregate, prevent or materially delay the completion of the Arrangements.

7.    FINANCIAL STATEMENTS AND DISCLOSURE DOCUMENTS

7.1 Except as set out in the Norske Canada Disclosure Letter, the audited consolidated financial statements for Norske Canada, as at and for the six-month period ended December 31, 2000 and the 12-month periods ended June 30, 2000 and June 30, 1999:

      (a) have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis; and

      (b) present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Norske Canada as at the respective dates and for the respective periods that they cover.


                                      46
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8.    DISCLOSURE

8.1 Norske Canada is a reporting issuer or the equivalent in all of the provinces of Canada and since July 1, 1998, Norske Canada has filed with the appropriate Governmental Authorities true and complete copies of the Norske Canada Disclosure Documents and all other material documents required to be filed by them under applicable Securities Legislation.

8.2   The Norske Canada Disclosure Documents at the time filed:

      (a) did not contain any misrepresentation (as defined in the applicable Securities Legislation relating to that Norske Canada Disclosure Document); and

      (b) complied in all material respects with the requirements of applicable Securities Legislation.

8.3 Norske Canada has not filed any confidential material change report with the BCSC or any other securities authority or regulator or any stock exchange or other self-regulatory authority that currently remains confidential.

8.4 To the knowledge of Norske Canada, there is no fact that Norske Canada has not disclosed to Pacifica orally or in writing or made available for review to Pacifica as part of its due diligence investigations that has had or would have a material adverse effect on Norske Canada.

9.    ABSENCE OF CERTAIN CHANGES OR EVENTS

9.1 Except as disclosed in the Norske Canada Disclosure Documents or the Norske Canada Disclosure Letter, or as contemplated by the Norske Canada Plan of Arrangement, since December 31, 2000 Norske Canada and each of its Material Subsidiaries has conducted its business only in the ordinary course of business and consistent with past practice and none of the following has occurred:

      (a) a material adverse change with respect to Norske Canada;

      (b) any damage, destruction or loss, whether covered by insurance or not, that would have a material adverse effect on Norske Canada;

      (c) any redemption, repurchase or other acquisition of Norske Canada Class A Shares by Norske Canada or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Norske Canada Class A Shares;

      (d) any resolution to approve a subdivision, consolidation or reclassification of any of the Norske Canada Class A Shares;

      (e) any acquisition or sale of property or assets aggregating more than 5% of the total consolidated property and assets of Norske Canada as at December 31, 2000, other than in the ordinary course of business and consistent with past practice;

      (f) any entering into, amendment of, relinquishment, termination or non-renewal by Norske Canada or any of its Material Subsidiaries of any material contract, agreement, license, franchise, lease transaction, commitment or other right or obligation, other than in the ordinary course of business and consistent with past practice or as would not, individually or in the aggregate, have a material adverse effect on Norske Canada;

      (g) any change in Norske Canada's accounting methods, principles or practices; or

      (h) any agreement or arrangement to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made.

10.   COMPLIANCE

10.1 Except as disclosed in the Norske Canada Disclosure Documents, Norske Canada and each of its Material Subsidiaries has complied with and is not in violation of or in default under:

      (a) its constating documents, any shareholders' agreement or any resolution of its directors or shareholders or those of any of its Material Subsidiaries;

      (b) any applicable Laws, orders, judgments and decrees, other than non-compliance, violations or defaults that would not, individually or in the aggregate, have a material adverse effect on Norske Canada; and

      (c) any agreement, arrangement, commitment or understanding to which it is a party or by which any of its assets is bound or affected, other than non-compliance, violations or defaults that would not, individually or in the aggregate, have a material adverse effect on Norske Canada.

10.2 Without limiting paragraph 10.1 of this Schedule 3, all securities of Norske Canada (including, all options, rights or other convertible or exchangeable securities) have been issued in compliance, in all material respects, with all applicable Securities Legislation and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable Securities Legislation.

11.   PROPERTY AND ASSETS

11.1 Except as disclosed in the Norske Canada Disclosure Documents, Norske Canada and each of its Material Subsidiaries have good and sufficient title to the real property interests including fee simple estate of and in real property, leases, easements, rights of way, permits or licences from land owners or authorities permitting the use of land by Norske Canada or such Material Subsidiary necessary to permit the operation of its business as presently owned and conducted, except for such failure of title that would not, individually or in the aggregate, have a material adverse effect on Norske Canada.

11.2 Neither Norske Canada nor any of its Material Subsidiaries has received a notice relating to the expropriation of any of the real property interests referred to in paragraph 11.1 of this Schedule 3.

12.   MATERIAL CONTRACTS

12.1 Except as set out in the Norske Canada Disclosure Letter, Norske Canada has provided to Pacifica a list and made available for review all of the agreements, arrangements and understandings that are material to the business and operations of Norske Canada and its Subsidiaries, taken as a whole. Neither Norske Canada nor any of its Subsidiaries is in material breach of, and no event of default relating to Norske Canada or any of its Subsidiaries has occurred under, any such agreements and, to the knowledge of Norske Canada, the other party or parties to such agreements are not in material breach of, and no event of default relating to that other party or parties has occurred under, such agreements, except for breaches or events of default that have been cured or waived or would not have a material adverse effect on Norske Canada.

13.   RESTRICTIONS ON BUSINESS ACTIVITIES

13.1 Except as set forth in the Norske Canada Disclosure Documents or the Norske Canada Disclosure Letter, there is no agreement, judgment, injunction, order or decree binding upon Norske Canada or any Material Subsidiary that has or could reasonably be expected to have the effect of prohibiting, or materially restricting or impairing any business practice of Norske Canada or any Subsidiary, any material acquisition of property by Norske Canada or any Subsidiary or the conduct of business by Norske Canada or any Subsidiary as currently conducted, other than any such agreements, judgments, injunctions, orders or decrees that, individually or in the aggregate, have a material adverse effect on Norske Canada.


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14.   ENVIRONMENTAL MATTERS

14.1 Except for any matters that would not, individually or in the aggregate, have a material adverse effect on Norske Canada or are disclosed in the Norske Canada Disclosure Documents or the Norske Canada Disclosure Letter:

      (a) each of Norske Canada and its Material Subsidiaries is in possession of all material permits, authorizations, certificates, registrations, approvals and consents necessary under Environmental Laws to own, lease and operate its properties and to conduct its respective business and operations as now conducted or proposed to be conducted (collectively, the "ENVIRONMENTAL PERMITS"); and

      (b) Norske Canada and its Material Subsidiaries (and their respective businesses and operations) have been and are now in material compliance with all Environmental Laws.

14.2 Except as disclosed in the Norske Canada Disclosure Documents or the Norske Canada Disclosure Letter, neither Norske Canada nor any Material Subsidiary is aware of, or is subject to:

      (a) any Environmental Laws that require or may require:

           (i) any material work, repairs, construction, change in business practices or operations;

          (ii) any expenditures, including capital expenditures for facility upgrades, environmental investigation and remediation expenditures, or any other similar expenditures, in excess of $500,000;

      (b) any written demand, written notice of default, summons, notice of judgment or commencement of proceedings with respect to any breach, liability or remedial action (or any alleged breach, liability or remedial action) arising under Environmental Laws;

      (c) any obligations of Norske Canada or any of its Subsidiaries to remedy, pay compensation, or make any payment in the nature of a fine in relation to any breach of Environmental Permits or Environmental Laws that would, individually or in the aggregate, have a material adverse effect on Norske Canada;

      (d) any material changes in the terms or conditions of any Environmental Permits or any material renewal, modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permits; or

      (e) any review by, or approval of, any Governmental Entity required, in relation to Environmental Permit and Environmental Laws, in connection with the execution and delivery of this Agreement, the completion of the Norske Canada Arrangement or the continuation of the business or operations of Norske Canada or any of its Material Subsidiaries following completion of the Norske Canada Arrangement.

15.   INSURANCE

15.1 Norske Canada and its Subsidiaries have policies of insurance currently in force naming Norske Canada and its Subsidiaries as insureds that, having regard to the nature of the relevant risks and the relative cost of obtaining insurance, Norske Canada reasonably believes are appropriate for a company with Norske Canada's business, assets and liabilities.

16.   LITIGATION, ETC.

16.1 Except as disclosed in the Norske Canada Disclosure Documents or the Norske Canada Disclosure Letter, there is no claim, action, arbitration, review, proceeding or investigation pending or, to the knowledge of Norske Canada, threatened against Norske Canada or any Material Subsidiary before or by any court or Governmental Entity that, if adversely determined, would have a material adverse effect on Norske Canada.

16.2 Except as disclosed in the Norske Canada Disclosure Letter, neither Norske Canada nor any Norske Canada Subsidiary, nor their respective assets and properties, is subject to any outstanding judgment,


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

      order, award, writ, injunction or decree exceeding $500,000 or that has had or is reasonably likely to have a material adverse effect on Norske Canada.

17.   PENSION AND OTHER EMPLOYEE BENEFITS

17.1 Norske Canada has made available to Pacifica information describing all of its or its Subsidiaries' Benefit Plans, including unwritten Benefit Plans.

17.2 In respect of each of Norske Canada's or its Subsidiaries' Benefit Plans, Norske Canada has made available to Pacifica true copies of:

      (a) if the Benefit Plan requires actuarial valuation, the most recent actuarial valuation prepared for it;

      (b) if the Benefit Plan is funded, the most recent accountings of the Benefit Plan's assets and liabilities, and if the Benefit Plan is registered with any regulatory authority, the most recent Annual Information Forms filed with such regulatory authority; and

      (c) actuarial opinions to Norske Canada from any actuaries regarding:

           (i) non-compliance or possible or anticipated non-compliance of any Benefit Plan with any applicable Laws and any remedial actions in respect thereof; or

          (ii) possible adverse experience that could materially affect the funded status or costs of a Benefit Plan and remedial actions in respect thereof.

17.3  In respect of Norske Canada's or its Subsidiaries' Benefit Plans:

      (a) to the knowledge of Norske Canada, there are no outstanding violations or defaults under the Benefit Plans nor any actions, suits, claims, trials, demands, investigations, arbitration proceedings or other proceedings pending or threatened with respect to any of the Benefit Plans that would, individually or in the aggregate, have a material adverse effect on Norske Canada;

      (b) no promise or commitment to increase benefits under the Benefit Plans has been made except as required by applicable Laws or pursuant to a collective agreement;

      (c) to the extent required by applicable Laws, the Benefit Plans are registered, and have at all times been invested and administered, in all material respects in accordance with any applicable Laws and the terms of the Benefit Plans;

      (d) to the knowledge of Norske Canada, no event has occurred which would entitle any person to terminate any Benefit Plan, materially adversely affect the tax status, or revoke the registration with any regulatory authority (if registered);

      (e) no step has been taken and, to the knowledge of Norske Canada, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Benefit Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any Taxes, fees, penalties or levies under applicable Laws which could have a material adverse effect on Norske Canada;

      (f) to the knowledge of Norske Canada, there have been no withdrawals of surplus or contribution holidays or payments of administrative expenses from the Benefit Plans, except as permitted by applicable Laws and the terms of the Benefit Plans;

      (g) to the knowledge of Norske Canada, no insurance policy or other agreement affecting any Benefit Plan requires or permits a retroactive increase in premiums or payments due under the policy or other agreement;

      (h) to the knowledge of Norske Canada, all employer and employee contributions in respect of a Benefit Plan which are required by its terms or applicable Laws to be made have been or will be made and remitted to the Benefit Plan's fundholder within time limits contemplated by such Benefit Plan and in compliance with applicable Laws;


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

      (i) all registered pension plans are funded in accordance with actuarial recommendations, as determined in accordance with applicable Laws and no notice of underfunding has been received by Norske Canada; and

      (j) to the knowledge of Norske Canada, no assets (including surplus assets) have ever been paid out of any Benefit Plan except to a member (or the beneficiary of a member) or in accordance with the terms of such Benefit Plan and as permitted by applicable Laws.

18.   TAX MATTERS

18.1 Except as set out in the Norske Canada Disclosure Letter, each of Norske Canada and its Subsidiaries:

      (a) has, in all material respects, filed or caused to be filed all tax returns required to be filed by it and all of those tax returns are complete and correct in all material respects; and

      (b) has, in all material respects, paid or caused to be paid all Taxes that are imposed under any Laws or by any relevant taxing authority that are due and payable.

18.2 Except as set out in the Norske Canada Disclosure Letter, Norske Canada has, to its knowledge, on a consolidated basis:

      (a) made, in all material respects, adequate provision, in accordance with generally accepted accounting principles, in the Last Norske Canada Financial Statements for the payment of all Taxes in respect of the period covered by the Last Norske Canada Financial Statements and all prior periods; and

      (b) made adequate provision in accordance with generally accepted accounting principles in its books and records for any material amount of Taxes accruing in respect of any accounting period that has ended subsequent to December 31, 2000.

18.3 Except as set out in the Norske Canada Disclosure Letter, each of Norske Canada and its Subsidiaries has, in all material respects, made adequate and timely payment of instalments of Taxes for the taxation period ending on or immediately before the Effective Date.

18.4 Except as set out in the Norske Canada Disclosure Letter, neither of Norske Canada nor any of its Subsidiaries has given any waivers of any limitation periods or agreements providing for an extension of time for the filing of any tax return or the payment of any Taxes.

18.5 Except as set out in the Norske Canada Disclosure Letter, to the knowledge of Norske Canada, none of Norske Canada or any of its Subsidiaries is currently subject to any assessments, penalties or levies with respect to Taxes that will result in any material liability on its part in respect of any period ending on or before the Effective Date in excess of the amount provided for in the Last Norske Canada Financial Statements.

18.6 Except as set out in the Norske Canada Disclosure Letter, to the knowledge of Norske Canada and its Subsidiaries, no assessment or reassessment of Taxes in excess of amounts provided for in the Last Norske Canada Financial Statements is reasonably anticipated.

18.7 Except as set out in the Norske Canada Disclosure Letter, neither Norske Canada nor any of its Subsidiaries has received any written notification that any issues involving a material amount of Taxes have been raised (and are currently pending) by Canada Customs and Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax returns of Norske Canada and its Subsidiaries and no waivers of statutes of limitations have been given or requested with respect to Norske Canada or any of its Subsidiaries.

18.8 Except as set out in the Norske Canada Disclosure Letter, all liability of Norske Canada and any of its Canadian Subsidiaries for income taxes has been assessed for all fiscal years up to and including the fiscal year ended June 30, 1996.

18.9 Except as set out in the Norske Canada Disclosure Letter, to the knowledge of Norske Canada, there are no proposed in writing (but unassessed) additional Taxes and none has been asserted in writing.


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18.10 Except as set out in the Norske Canada Disclosure Letter, to the
      knowledge of Norske Canada, no material Tax liens have been filed against Norske Canada or any of its Subsidiaries or any of their respective assets other than statutory Tax liens in respect of Taxes that are not yet due but unpaid.

18.11 Except as set out in the Norske Canada Disclosure Letter, Norske Canada and its Subsidiaries have in all material respects withheld and remitted all amounts paid and all employer contributions required to be withheld or paid by them (including income tax, workers' compensation payments, Canada Pension Plan contributions, Employment Insurance premiums, benefit plan premiums and pension plan contributions) and have, in all material respects, paid those amounts including any penalties or interest due to the appropriate authority on a timely basis and in the form required under the appropriate legislation.

18.12 Except as set out in the Norske Canada Disclosure Letter, with respect to the goods and services tax ("GST") under the EXCISE TAX ACT, R.S.C. 1985, c. E-15 (the "EXCISE TAX ACT"):

      (a) Norske Canada and its Canadian Material Subsidiaries, except those disclosed in the Norske Canada Disclosure Letter, are registered for GST purposes;

      (b) to the knowledge of Norske Canada, all material amounts of GST required to be collected by Norske Canada and its Canadian Material Subsidiaries has been collected and all material amounts of GST required to be remitted to the Receiver General for Canada have been remitted; and

      (c) the reporting period of Norske Canada and its Canadian Material Subsidiaries for purposes of GST is monthly and all GST returns and reports of Norske Canada and its Canadian Material Subsidiaries required by applicable Laws to be filed have in all material respects been filed and were true and correct in all material respects at the date of their filing.

19.   FINANCING

19.1 Norske Canada has arranged committed financing pursuant to a credit agreement dated August 14, 2001 between Norske Canada, Norske Skog Canada Finance Limited, TD Securities, Merrill Lynch & Co., RBC Dominion Securities and others with respect to a $250 million revolving operating loan with a three-year term, a $75 million reducing non-revolving term loan with a five-year term and a US$200 million reducing non-revolving term loan with a six-year term and pursuant to a trust indenture dated August 14, 2001 between Norske Canada, Wells Fargo Bank Minnesota, National Association and others in respect of the issuance of US$250,000,000 principal amount of 8 5/8% Senior Notes due 2011 (collectively, the "NORSKE CANADA COMMITMENT LETTER"), which financing may be used and is sufficient for Norske Canada to effect the Arrangements and the transactions contemplated by this Agreement."

20.   NON-ARM'S LENGTH TRANSACTIONS

20.1 Except as disclosed in the Norske Canada Disclosure Documents or the Norske Canada Disclosure Letter, since December 31, 2000, neither Norske Canada nor any of its Subsidiaries have entered into or become a party to any non-arm's length agreements, arrangements or transactions with Norske Skogindustrier ASA or its Subsidiaries (other than the Norske Canada Subsidiaries).


                                      52
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                   SCHEDULE 4 -- PACIFICA PLAN OF ARRANGEMENT
                           PLAN OF ARRANGEMENT UNDER
              SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT

1.    SECTION 1 -- INTERPRETATION

1.1.  DEFINITIONS.  In this Plan of Arrangement:

      "ARRANGEMENT" means the arrangement to be undertaken in accordance with this Plan of Arrangement subject to any amendment or variation made in accordance with this Plan of Arrangement;

      "ARRANGEMENT AGREEMENT" means the arrangement agreement made March 25, 2001, between Norske Canada and Pacifica;

      "BUSINESS DAY" means any day other than a Saturday, Sunday, a federal holiday in Canada or a day on which banks are not open for business in Vancouver, British Columbia;

      "CASH PAYMENT" means the amount of $7.50 to be paid by Norske Canada;

      "CASH PORTION" means 0.5238;

      "CBCA" means the CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c. C-44, and the regulations issued under that enactment, as amended;

      "COURT" means the Supreme Court of British Columbia;

      "DISSENTING SECURITYHOLDER" means a Pacifica Shareholder or a Pacifica Optionholder who dissents in respect of the Arrangement in strict compliance with the dissent procedures set out in section 4;

      "EFFECTIVE DATE" means the date on which the Arrangement becomes effective in accordance with the CBCA and the Final Order;

      "EFFECTIVE TIME" means the time on the Effective Date that the Arrangement becomes effective in accordance with its terms;

      "FINAL ORDER" means the order of the Court, as the same may be amended, approving the Arrangement in respect of Pacifica under the CBCA;

      "INTERIM ORDER" means the order of the Court, as the same may be amended, providing for, among other things, the calling and holding of the Pacifica Meeting under the CBCA;

      "NORSKE CANADA" means Norske Skog Canada Limited, a company incorporated under the COMPANY ACT (British Columbia);

      "NORSKE CANADA COMMON SHARES" means the outstanding Common Shares in the capital of Norske Canada to be issued pursuant to section 2.1(b);

      "PACIFICA" means Pacifica Papers Inc., a corporation organized under the CBCA;

      "PACIFICA ELECTION AND TRANSMITTAL FORM" has the meaning set out in section 3.2;

      "PACIFICA MEETING" means the special meeting of Pacifica Shareholders, and any adjournment thereof, to be held to consider and, if deemed advisable, approve the Arrangement;

      "PACIFICA NOTICE OF DISSENT" has the meaning set out in section 4.2;

      "PACIFICA OPTION" means an option to acquire one Pacifica Share granted under Pacifica's 2000 Incentive Ownership Plan and outstanding immediately prior to the Effective Date;

      "PACIFICA OPTION EXCHANGE NUMBER" means the number determined by dividing
      (i) the amount by which the Pacifica Option Market Value exceeds the exercise price of that particular Pacifica Option by (ii) the Pacifica Option Market Value, provided that if this number is negative, the Pacifica Option Exchange Number shall be zero;


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

      "PACIFICA OPTION MARKET VALUE" means the volume-weighted average trading price of all trades of Pacifica Shares on The Toronto Stock Exchange during the five trading days commencing on the eighth trading day prior to the Effective Date and ending on the fourth trading day prior to the Effective Date;

      "PACIFICA OPTIONHOLDER" means a holder at the relevant time of Pacifica Options or the holders of the Pacifica Shares deemed to be issued under section 2.1(a);

      "PACIFICA PARTIAL CASH ELECTION" has the meaning set forth in section 3.1(b);

      "PACIFICA PARTIAL CASH ELECTION EXCHANGE NUMBER" means 1.0;

      "PACIFICA SECURITIES" means Pacifica Shares and, prior to the exercise, or deemed exercise thereof under the terms of the Plan of Arrangement, Pacifica Options;

      "PACIFICA SECURITYHOLDER" means a Pacifica Shareholder or a Pacifica Optionholder;

      "PACIFICA SHARE ELECTION" has the meaning set out in section 3.1(a);

      "PACIFICA SHARE ELECTION EXCHANGE NUMBER" means 2.1;

      "PACIFICA SHAREHOLDERS" means the registered holders at the relevant time of the Pacifica Shares;

      "PACIFICA SHARES" means the Common Shares in the capital of Pacifica;

      "PERSON" means an individual, a body corporate (wherever incorporated), an unincorporated association, syndicate or organization, partnership, trust, trustee, executor, administrator or other legal representative;

      "PLAN OF ARRANGEMENT" means this plan of arrangement;

      "SHARE PORTION" means 0.4762; and

      "TRANSFER AGENT" means CIBC Mellon Trust Company.

1.2. HEADINGS AND REFERENCES. The headings are for convenience of reference only and shall not affect the construction of this Plan of Arrangement. Unless otherwise specified, references to sections are to sections of this Plan of Arrangement.

1.3. CURRENCY. Except as expressly indicated otherwise, all sums of money referred to in this Plan of Arrangement are expressed and shall be payable in lawful money of Canada.

1.4. GENDER AND NUMBER. This Plan of Arrangement shall be read with all changes in gender and number required by the context.

1.5. TIME. Time shall be of the essence in each matter or thing herein provided. Unless otherwise indicated, all times expressed herein are local time, Vancouver, British Columbia.

2.    SECTION 2 -- THE ARRANGEMENT

2.1. THE ARRANGEMENT. Commencing at the Effective Time on the Effective Date, subject to the provisions of section 2.2 and section 5, the following shall occur and shall be deemed to occur in the following order without any further act or formality, except as otherwise provided:

      (a) each Pacifica Option held by a Pacifica Optionholder (other than Dissenting Securityholders) shall be deemed to be exercised and Pacifica shall be deemed to have issued to each such Pacifica Optionholder a fractional Pacifica Share equal to the Pacifica Option Exchange Number in respect of such Pacifica Option; and

      (b) each issued and outstanding Pacifica Share (including the Pacifica Shares deemed to be issued under 2.1(a) above, but not including Pacifica Shares or Pacifica Options held by Dissenting
          Securityholders) shall be acquired by Norske Canada and:

           (i) each Pacifica Securityholder who has made or is deemed to have made the Pacifica Share Election in respect of an issued and outstanding Pacifica Share held by that Pacifica

               Securityholder shall be issued by Norske Canada in exchange for each Pacifica Share held by that Pacifica Securityholder that number of fully paid Norske Canada Common Shares equal to the Pacifica Share Election Exchange Number (or cash in respect of fractional Norske Canada Common Shares as contemplated by section 5.1(c)); and

          (ii) each Pacifica Securityholder who has made the Pacifica Partial Cash Election in respect of a Pacifica Share held by the Pacifica Securityholder shall receive:

               A. in exchange for the Cash Portion of such Pacifica Share, the
                  Cash Payment; and

               B. in exchange for the Share Portion of such Pacifica Share that number of fully paid Norske Canada Common Shares equal to the Pacifica Partial Cash Election Exchange Number (or cash in respect of fractional Norske Canada Common Shares as contemplated by section 5.1(c)).

2.2. SHARE REGISTERS. Any person from whom Pacifica Securities are acquired pursuant to the Arrangement will be removed from the relevant Pacifica register of holders of those securities and added to the registers of allotments and members of Norske Canada at the Effective Time in respect of the Common Shares that it received pursuant to the Arrangement.

3.    SECTION 3 -- ELECTION BY PACIFICA SECURITYHOLDERS

3.1. ELECTION. Each Pacifica Securityholder shall elect in respect of Pacifica Shares it holds (or, in the case of a Pacifica Optionholder, deemed to be issued under the Arrangement) whether to receive:

      (a) for each Pacifica Share in respect of which it so elects (a "PACIFICA SHARE ELECTION") that number of fully paid Norske Canada Common Shares equal to the Pacifica Share Election Exchange Number (or cash in respect of fractional Norske Canada Common Shares as contemplated by section 5.1(c)); and/or

      (b) for each Pacifica Share in respect of which it so elects (a "PACIFICA PARTIAL CASH ELECTION") the Cash Payment in exchange for the Cash Portion of such Pacifica Share and that number of fully paid Norske Canada Common Shares equal to the Pacifica Partial Cash Election Exchange Number (or cash in respect of fractional Norske Canada Common Shares as contemplated by section 5.1(c)) in exchange for the Share Portion of such Pacifica Share.

3.2.  ELECTION PROCEDURES.

      (a) Each Pacifica Securityholder must deliver not later than 48 hours before the Effective Date written notice substantially in the form specified in Schedule 1 hereto (the "PACIFICA ELECTION AND TRANSMITTAL FORM") setting forth the number of Pacifica Securities in respect of which it elects to receive either the Pacifica Share Election and/or the Pacifica Partial Cash Election.

      (b) A Pacifica Securityholder may make the Pacifica Partial Cash Election with respect to a portion of its Pacifica Securities and the Pacifica Share Election with respect to the balance of its Pacifica Securities. Such Pacifica Securityholder must complete a separate Pacifica Election and Transmittal Form in respect of (a) the Pacifica Securities in respect of which such Pacifica Securityholder is making the Pacifica Share Election and (b) the Pacifica Securities in respect of which such Pacifica Securityholder is making the Pacifica Partial Cash Election.

      (c) To be effective, a Pacifica Election and Transmittal Form must specify whether the Pacifica Securityholder is electing to receive the Pacifica Partial Cash Election or the Pacifica Share Election and the number of Pacifica Securities with respect to which such election is made.

      (d) The Pacifica Election and Transmittal Form must be accompanied by the certificates representing the Pacifica Securityholder's Pacifica Shares and/or Pacifica Options in respect of which the election specified in the Pacifica Election and Transmittal Form is made.

      (e) The Pacifica Election and Transmittal Form along with the certificates representing the Pacifica Securityholder's Pacifica Shares and/or Pacifica Options referred to in (d) must be deposited with the Transfer Agent by delivery or mail as follows:

           (i) if by delivery, to 200 Queen's Quay East, Unit 6, Toronto, Ontario M5A 4K9; or

          (ii) if by mail, to P.O. Box 12005 STN BRM B, Toronto, Ontario,
               M7Y 2K5.

3.3. FAILURE TO DELIVER AN ELECTION AND TRANSMITTAL FORM. A Pacifica Securityholder who fails to timely deliver its Pacifica Election and Transmittal Form as provided in section 3.2 above shall be deemed to have irrevocably chosen the Pacifica Share Election in respect of all of its Pacifica Shares and/or Pacifica Options. A Pacifica Securityholder whose Pacifica Election and Transmittal Form is incomplete or improperly completed shall be deemed to have irrevocably chosen the Pacifica Share Election in respect of those Pacifica Shares and/or Pacifica Options referred to in the Pacifica Election and Transmittal Form in respect of which no election is properly made.

3.4. DETERMINATIONS FINAL. All decisions regarding the compliance or non-compliance by a Pacifica Securityholder with the election procedures set forth in this section 3, including, without limitation, the interpretation of Pacifica Election and Transmittal Forms, shall be made by Norske Canada, acting reasonably, and all such decisions shall be final and binding on Pacifica Securityholders.

4.    SECTION 4 -- PACIFICA DISSENT RIGHTS

4.1. GRANT OF RIGHTS OF DISSENT. Pacifica Securityholders may exercise rights of dissent (the "PACIFICA DISSENT RIGHT") in connection with the Arrangement pursuant to and in the manner set forth in the Interim Order and this section 4.

4.2. DISSENT PROCEDURES. A Pacifica Securityholder who wishes to exercise the Pacifica Dissent Right must give written notice of its dissent (a "PACIFICA NOTICE OF DISSENT") to Pacifica by depositing, mailing or transmitting by facsimile the Pacifica Notice of Dissent to Pacifica, c/o Computershare Trust Company of Canada, if by deposit or mail, to 510 Burrard Street, Vancouver, British Columbia V6C 3B9, or by facsimile transmission to (604) 683-3694, in all cases no later than the termination of the Pacifica Meeting, and must not vote "For" the resolution approving the Arrangement. To be valid, a Pacifica Notice of Dissent must:

      (a) state that the Pacifica Securityholder objects to the Arrangement and is exercising its Pacifica Dissent Right; and

      (b) specify the number of Pacifica Shares and/or Pacifica Options in respect of which such Pacifica Securityholder is exercising its Pacifica Dissent Right, which shall not be less than all of the Pacifica Shares and/or Pacifica Options held by that Pacifica Securityholder on behalf of any one beneficial owner and registered in the name of that Pacifica Securityholder.

4.3. PACIFICA SECURITYHOLDERS MAY VOTE. Subject to section 4.4, the giving of a Pacifica Notice of Dissent does not deprive a Pacifica Securityholder of its right to vote at the Pacifica Meeting on any resolution on which the Pacifica Securityholders are entitled to vote in relation to the Arrangement. The CBCA does not provide, and Pacifica will not assume, that a vote against the Arrangement or an abstention constitutes a Pacifica Notice of Dissent, but a Pacifica Securityholder need not vote its Pacifica Shares or Pacifica Options against the Arrangement in order to dissent.

4.4. EFFECT OF PACIFICA SECURITYHOLDER VOTING IN FAVOUR OF ARRANGEMENT. A Pacifica Securityholder is not entitled to exercise its Pacifica Dissent Right with respect to any Pacifica Shares or Pacifica Options if it votes (or instructs or is deemed, by submission of any incomplete proxy, to have instructed his or her proxyholder to vote) any Pacifica Share or Pacifica Option in favour of any resolution relating to the Arrangement.

4.5. NOTICE TO PACIFICA SECURITYHOLDERS. Within 10 days after the Pacifica Securityholders have approved the Arrangement, Pacifica shall notify each Pacifica Securityholder who has filed a Pacifica Notice of Dissent that the Pacifica Securityholders have approved the Arrangement, provided that such notice is not required to be sent to any Pacifica Securityholder who voted "For" the resolution approving the Arrangement or who has withdrawn its Pacifica Notice of Dissent.

4.6. DELIVERY OF PAYMENT DEMAND. A Dissenting Securityholder must then, within 20 days after receipt of the notice that the Pacifica Securityholders have approved the Arrangement or, if it does not receive such notice, within 20 days after it learns that the Pacifica Securityholders have approved the Arrangement, send to Pacifica, c/o Computershare Trust Company of Canada, if by deposit or mail, to 510 Burrard Street, Vancouver, British Columbia V6C 3B9, or by facsimile transmission to (604) 683-3694, written notice (a "PAYMENT DEMAND") containing its name and address, the number of Pacifica Shares and/or Pacifica Options in respect of which it dissents and a demand for payment of the fair value of such Pacifica Securities.

4.7. DELIVERY OF PACIFICA SHARE CERTIFICATES. Within 30 days after sending a Payment Demand, the Dissenting Securityholder must send to Pacifica at the address specified in section 4.6 above, the certificates representing the Pacifica Securities in respect of which it dissents. A Dissenting Securityholder who fails to send to Pacifica within the appropriate time frame, certificates representing the Pacifica Securities in respect of which it dissents, forfeits its right to make a claim in accordance with the provisions of this Arrangement. Pacifica will endorse on certificates representing Pacifica Securities received from a Dissenting Securityholder a notice that the holder is a Dissenting Securityholder and will forthwith return such certificates to the Dissenting Securityholder.

4.8. RIGHTS OF PACIFICA SECURITYHOLDERS CEASE. Subject to section 4.15 below, on sending a Payment Demand, a Dissenting Securityholder ceases to have any rights as a Pacifica Securityholder, other than the right to be paid the fair value of its Pacifica Securities as determined under this Arrangement, except where:

      (a) the Dissenting Securityholder withdraws its Payment Demand before Pacifica makes an Offer to Pay, as hereinafter defined; or

      (b) Pacifica fails to make an Offer to Pay and the Dissenting Securityholder withdraws its Payment Demand; or

      (c) the Board of Directors of Pacifica determines not to proceed with the transaction contemplated by the Arrangement;

      in which case its rights as a Pacifica Securityholder are reinstated as of the date it sent the Payment Demand, and if sections 4.8(a) or 4.8(b) apply, the Pacifica Securityholder is deemed to have participated in the Arrangement on the same basis as non-dissenting Pacifica Securityholders and is entitled to complete and deliver a Pacifica Election and Transmittal Form as contemplated by section 3.2, provided such Pacifica Election and Transmittal Form, and all certificates representing Pacifica Securities required to be included therewith, is delivered to the address specified in section 3.2(e) no later than 48 hours before the Effective Date.

4.9. PAYMENT FOR PACIFICA SECURITIES. Pacifica is required, not later than seven days after the later of the Effective Date or the date on which Pacifica received the Payment Demand of a Dissenting Securityholder, to send to each Dissenting Securityholder who has sent a Payment Demand a written offer to pay ("OFFER TO PAY") for its Pacifica Securities in an amount considered by Pacifica's Board of Directors to be the fair value thereof, on the close of business on the day before the Arrangement was approved, accompanied by a statement showing the manner in which the fair value was determined. Every Offer to Pay must be on the same terms.

4.10. TIME FOR PAYMENT. Pacifica must pay for the Pacifica Securities of a Dissenting Securityholder within 10 days after an Offer to Pay has been accepted by a Dissenting Securityholder, but any such Offer to Pay lapses if Pacifica does not receive an acceptance thereof within 30 days after the Offer to Pay has been made.

4.11. APPLICATION TO COURT. If Pacifica fails to make an Offer to Pay for a Dissenting Securityholder's Pacifica Securities, or if a Dissenting Securityholder fails to accept an Offer to Pay which has been made, Pacifica may, within 50 days after the Effective Date or within such further period as the Court may allow, apply to the Court to fix the fair value for the Pacifica Securities of the Dissenting Securityholders.


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

4.12. DISSENTING SECURITYHOLDER MAY APPLY TO COURT. If Pacifica fails to apply to a court within the period referred to in section 4.11, a Dissenting Securityholder may apply to the Court for the same purpose within a further period of 20 days or within such further period as the Court may allow. A Dissenting Securityholder is not required to give security for costs in such an application.

4.13. PARTIES JOINED. Upon an application to the Court, all Dissenting Securityholders whose Pacifica Shares or Pacifica Options have not been purchased by Pacifica will be joined as parties and are bound by the decision of the Court, and Pacifica will be required to notify each affected Dissenting Securityholder of the date, place and consequences of the application and of its right to appear and be heard in person or by counsel. Upon any such application to the Court, the Court may determine whether any other Dissenting Securityholder should be joined as a party, and the Court will then fix a fair value for the Pacifica Shares or Pacifica Options of all Dissenting Security holders who have not accepted an Offer to Pay.

4.14. ORDER OF THE COURT. The final order of the Court will be rendered against Pacifica in favour of each such Dissenting Securityholder and for the amount of the fair value of its Pacifica Shares and/or Pacifica Options as fixed by the Court. The Court may, in its discretion, allow a reasonable rate of interest on the amount payable to each such Dissenting Securityholder from the Effective Date until the date of payment.

4.15. EFFECT OF DISSENT. A Pacifica Securityholder who has properly given a Pacifica Notice of Dissent and who:

      (a) is ultimately entitled to be paid fair value for its Pacifica Securities shall be deemed to have transferred its Pacifica Securities to Norske Canada and such Pacifica Securities shall be cancelled as of the Effective Time; or

      (b) is ultimately determined not to be entitled, for any reason, to be paid fair value for its Pacifica Securities shall be deemed to have participated in the Arrangement on the same basis as non-dissenting Pacifica Securityholders and shall be entitled to complete and deliver a Pacifica Election and Transmittal Form as contemplated by section 3.2, provided such Pacifica Election and Transmittal Form, and all certificates representing Pacifica Securities required to be included therewith, is delivered to the address specified in section 3.2(e) no later than 48 hours before the Effective Date, but in no case shall Pacifica or Norske Canada or any other person be required to recognize such holders as Pacifica Securityholders after the Effective Time, and the names of such Pacifica Securityholders shall be deleted from the registers of Pacifica as at the Effective Time.

5.    SECTION 5 -- CASH AND CERTIFICATES

5.1.  RIGHTS TO PAYMENT AND SHARE CERTIFICATES.

      (a) On the Effective Date:

           (i) the registers of Pacifica for the Pacifica Securities shall be closed;

          (ii) each Pacifica Securityholder whose name is entered in the registers of Pacifica on the Effective Date shall cease to be a Pacifica Shareholder and/or a Pacifica Optionholder and (other than a Dissenting Securityholder) shall become concurrently the holder of the Norske Canada Common Shares required to be delivered to it pursuant to the provisions hereof;

         (iii) Norske Canada shall cause the Transfer Agent to enter the name of each Pacifica Securityholder (other than a Dissenting Securityholder) on the Norske Canada share register as the holder of the Norske Canada Common Shares required to be delivered to it pursuant to the provisions of this section 5; and

          (iv) Norske Canada shall be entered on the share registers of Pacifica as the holder of all of the issued and outstanding Pacifica Shares.

      (b) As soon as practicable following the Effective Date, but in no event ater than three business days thereafter, Norske Canada shall cause the Transfer Agent to forward, or cause to be forwarded, by mail to each Pacifica Securityholder whose name has been entered on the Norske Canada share register pursuant to section 5.1(a)(iii) at the address specified in the registers of Pacifica (or to such other person (at such other address) as such Pacifica Securityholder may direct), or make available for pick-up, a certificate registered in the name of that Pacifica Securityholder representing the Norske Canada Common Shares and a cheque representing any cash payment required to be delivered to such Pacifica Securityholders pursuant to the provisions hereof.

      (c) No certificates or scrip representing fractional Norske Canada Common Shares shall be issued. In lieu of any such fractional securities, each person that otherwise would be entitled to a fractional interest in a Norske Canada Common Share will receive a cash payment in accordance with section 5.3. For greater certainty all fractional Norske Canada Common Shares which a Pacifica Securityholder is entitled to receive shall be aggregated and only any fraction remaining thereafter shall be the subject of a cash payment under this section 5.1(c).

      (d) Any Dissenting Securityholder who, after the Effective Date, fails to strictly comply with the procedures set forth in section 4 shall be deemed to have irrevocably chosen the Pacifica Share Election and shall thereupon become the holder of the Norske Canada Common Shares to which it would have been entitled on the Effective Date if it was not a Pacifica Dissenting Shareholder at that time. The Dissenting Securityholder shall be entered on the registers of allotments and members of Norske Canada as the holder of those shares and have certificates delivered, and payments made, in respect of those shares in accordance with this section 5.

5.2. ILLEGALITY OF DELIVERY OF NORSKE CANADA COMMON SHARES. Notwithstanding the foregoing, if it appears to Norske Canada, acting reasonably, that it would be contrary to applicable law to issue Norske Canada Common Shares pursuant to the Arrangement to a person that is not a resident of Canada or the United States, the Norske Canada Common Shares that otherwise would be issued to that person shall be issued and delivered to the Transfer Agent for sale by the Transfer Agent on behalf of that person.

5.3. SALES BY TRANSFER AGENT. All Norske Canada Common Shares to be sold pursuant to sections 5.2 shall be pooled and sold as soon as practicable after the Effective Date, on such dates and at such prices as the Transfer Agent determines in its sole discretion. The Transfer Agent shall not be obligated to seek or obtain a minimum price for any of the Norske Canada Common Shares sold by it. Each person that otherwise would have received a Norske Canada Common Share shall receive a PRO RATA share of the cash proceeds from the sale of the Norske Canada Common Shares sold by the Transfer Agent (less any amount withheld in respect of Canadian taxes) in lieu of the Norske Canada Common Shares in consideration for Pacifica Shares. No payments will be made to persons that otherwise would receive less than $1.00. Any monies remaining as a result of the preceding sentence shall be applied to any expenses incurred in connection with sales pursuant to this section 5.3. Neither Norske Canada nor the Transfer Agent shall be liable for any loss arising out of any such sales.

5.4. LOST OR DESTROYED CERTIFICATES. In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Pacifica Shares or Pacifica Options that were exchanged pursuant to Sections 2.1(a) and 2.1(b) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Transfer Agent will issue in exchange for such lost, stolen or destroyed certificate, a certificate representing the Norske Canada Common Shares and/or the aggregate of the Cash Payment to which such person claims to be entitled in the Pacifica Election and Transmittal Form. When requesting such delivery of such certificate representing Norske Canada Common Shares and/or payment in exchange for such lost, stolen or destroyed certificate, the person to whom such certificate and/or cash is to be delivered shall as a condition precedent to the delivery of such certificate and/or cash, give a bond satisfactory to Norske Canada and the Transfer Agent in such sum as Norske Canada may direct, or otherwise indemnify Norske Canada in a manner satisfactory to Norske Canada, against any claim that may be made against Norske Canada with respect to the certificate alleged to have been lost, stolen or destroyed.


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6.    SECTION 6 -- AMENDMENT

6.1.  PLAN OF ARRANGEMENT AMENDMENT.

      (a) Norske Canada and Pacifica reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that any such amendment, modification or supplement must be contained in a written document which is filed with the Court and, if made following the Pacifica Meeting, approved by the Court and communicated to Pacifica Securityholders in the manner required by the Court (if so required).

      (b) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Norske Canada and Pacifica at any time prior to or at the Pacifica Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Pacifica Meeting, shall become part of this Plan of Arrangement for all purposes.

      (c) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Pacifica Meeting shall be effective only if it is consented to by Norske Canada and Pacifica.


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                                   SCHEDULE 1
                     Pacifica Election and Transmittal Form

     THIS ELECTION AND TRANSMITTAL FORM MUST BE COMPLETED IN ORDER TO ELECT WHETHER TO RECEIVE EITHER NORSKE SKOG CANADA LIMITED COMMON SHARES ONLY, OR A
                                  COMBINATION
      OF CASH AND NORSKE SKOG CANADA LIMITED COMMON SHARES PURSUANT TO THE
                 ARRANGEMENT TO BE EFFECTED IN ACCORDANCE WITH
                      THE CANADA BUSINESS CORPORATIONS ACT
 AS DESCRIBED IN THE PROXY CIRCULAR OF PACIFICA PAPERS INC. DATED   -  , 2001.

                              PACIFICA PAPERS INC.

                         ELECTION AND TRANSMITTAL FORM

                         (THIS IS NOT A FORM OF PROXY)

      PLEASE REVIEW THE INSTRUCTIONS BEFORE COMPLETING THIS ELECTION FORM.
                               CIBC MELLON TRUST
COMPANY, OR YOUR BROKER OR OTHER FINANCIAL ADVISOR, CAN ASSIST YOU IN COMPLETING
                       THIS ELECTION AND TRANSMITTAL FORM.

This Election and Transmittal Form is for use by persons holding common shares ("Pacifica Shares") of Pacifica Papers Inc. ("Pacifica") and/or stock options granted under Pacifica's 2000 Incentive Ownership Plan ("Pacifica Options") in connection with the Arrangement being considered for approval at a special
meeting (the "Meeting") to be held on     -    , 2001. If the Arrangement is
approved by holders of Pacifica Shares and Pacifica Options (the "Securityholders") at the Meeting, on the Effective Date of the Arrangement Securityholders will receive under the Arrangement, at their option, either Common Shares of Norske Skog Canada Limited ("Norske Canada") or a combination of cash and Common Shares of Norske Canada.

Under the Arrangement, holders of Pacifica Options who have not exercised their Options as at the time immediately prior to the Arrangement taking effect will have their Pacifica Options converted into Pacifica Shares. A holder of a Pacifica Option will be deemed to receive a fractional Pacifica Share equal to the difference between the market price of the Pacifica Share and the exercise price of its Pacifica Option, divided by the market price of the Pacifica Share. Immediately after the deemed issue, these Pacifica Shares will be automatically converted into Common Shares of Norkse Canada or a combination of cash and Common Shares of Norkse Canada in accordance with the Arrangement.

Securityholders are referred to the Proxy Circular of Pacifica dated     -    ,
2001 for more information concerning the Arrangement and the Meeting. Capitalized terms used but not defined in this Election and Transmittal Form which are defined in the Proxy Circular have the meanings set out therein.

THE INSTRUCTIONS AND RULES SET OUT BELOW SHOULD BE READ CAREFULLY BEFORE THIS ELECTION AND TRANSMITTAL FORM IS COMPLETED.

This Election and Transmittal Form along with the certificates representing your Pacifica Shares and/or Pacifica Options must be deposited with the Transfer Agent by delivery or mail not later than 48 hours before the Effective Date as follows:

      (a) if by delivery, to 200 Queen's Quay East, Unit 6, Toronto, Ontario M5A 4K9; or

      (b) if by mail, to P.O. Box 12005 STN BRM B, Toronto, Ontario, M7Y 2K5.

                                IMPORTANT NOTE:

      YOU MAY MAKE THE PARTIAL CASH ELECTION WITH RESPECT TO A PORTION OF YOUR
                          PACIFICA SECURITIES AND THE
    SHARE ELECTION WITH RESPECT TO THE BALANCE OF YOUR PACIFICA SECURITIES.

 TO DO SO YOU MUST COMPLETE A SEPARATE ELECTION AND TRANSMITTAL FORM IN RESPECT OF (a) THOSE OF YOUR PACIFICA SECURITIES IN RESPECT OF WHICH YOU ARE MAKING THE SHARE ELECTION AND (b) THOSE OF YOUR PACIFICA SECURITIES IN RESPECT OF WHICH YOU
                     ARE MAKING THE PARTIAL CASH ELECTION.

TO:      NORSKE SKOG CANADA LIMITED
AND TO:  CIBC MELLON TRUST COMPANY

The undersigned registered holder of the total number of Pacifica Shares and Pacifica Options listed below hereby elects to receive, in exchange for all of the Pacifica Securities held (or to be issued under the Arrangement to holders of Pacifica Options) (select one of (a) or (b)):

      (a) / /  2.1 Norske Canada Shares in exchange for each Pacifica Share; or

      (b) / / $7.50 cash in exchange for 0.5238 of each Pacifica Share and 1.0 Norske Canada Share in exchange for 0.4762 of each Pacifica Share.

The undersigned delivers to you the enclosed certificate(s) representing Pacifica Securities (please print; if insufficient space, attach a list in the form below):

-----------------------------------------------------------------------------------------------------
      NUMBER OF                             NUMBER OF
   PACIFICA SHARES       CERTIFICATE    PACIFICA OPTIONS
     DELIVERED:           NUMBER(S)         DELIVERED               NAME IN WHICH REGISTERED:
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                          TOTAL NUMBER OF PACIFICA SHARES DELIVERED
-----------------------------------------------------------------------------------------------------
                                                          TOTAL NUMBER OF PACIFICA OPTIONS DELIVERED
-----------------------------------------------------------------------------------------------------

The undersigned confirms it understands that, pursuant to the Arrangement, the failure to timely complete and deliver this Election and Transmittal Form shall result in the undersigned receiving 2.1 Norske Canada Shares in exchange for each Pacifica Common Share held (or to be issued under the Arrangement to holders of Pacifica Options), and NO CASH PAYMENT, EXCEPT FOR FRACTIONAL INTERESTS.

The undersigned also confirms it understands that if this Election and Transmittal Form is incomplete or improperly completed, the undersigned shall be deemed to have irrevocably chosen the Pacifica Share Election in respect of those Pacifica Securities for which no election is properly made.

All decisions regarding the compliance or non-compliance by the undersigned with the election procedures set forth in the Arrangement, including, without limitation, the interpretation of this Election and Transmittal Form, shall be made by Norske Canada, acting reasonably, and all such decisions shall be final and binding on the undersigned.

The undersigned also agrees and confirms that all authority herein conferred or agreed to be conferred by the undersigned in this Election and Transmittal Form shall survive the death or incapacity of the undersigned and the election made herein by the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned hereby authorizes and irrevocably directs Norske Canada to cause to be registered and issued Norske Canada Shares, and, if applicable, issued a cheque in payment of the amount to which the undersigned is entitled as a result of the completion of the Arrangement, and to deliver or make available for delivery such share certificate and cheque, as follows:


                    BOX A

                     / /

  SEND NORSKE CANADA SHARE CERTIFICATE (AND
     CHEQUE, IF APPLICABLE), to address of
 registered holder of Pacifica Securities as
  such appears on the Registers of Pacifica
         (unless Box B is checked)


                    BOX B

                     / /

   HOLD SHARE CERTIFICATE (AND CHEQUE, IF
   APPLICABLE) FOR PICK-UP AT THE OFFICE OF
   CIBC MELLON TRUST COMPANY IN VANCOUER,
  BRITISH COLUMBIA AGAINST COUNTER RECEIPT


                    BOX C

    / /  The Pacifica Securityholder is a
                 U.S. Person


                    BOX D

  U.S. Persons must provide their Taxpayer
           Identification Number:

   --------------------------------------


  SIGNATURE GUARANTEED BY (ONLY IF REQUIRED                 PACIFICA SECURITYHOLDER
            UNDER INSTRUCTION 3):

  ------------------------------------------       -----------------------------------------
            Authorized Signature                    Signature of Pacifica Securityholder or
                                                           Authorized Representative


  ------------------------------------------       -----------------------------------------
  Name of Guarantor (please print or type)              Name of Pacifica Securityholder
                                                            (please print or type)


  ------------------------------------------       -----------------------------------------
       Address (please print or type)                  Name of Authorized Representative
                                                   (if applicable) (please print or type)

  ------------------------------------------     ADDITIONAL SIGNATURES FOR JOINT UNITHOLDERS,
                                                                 IF REQUIRED:


  ------------------------------------------       -----------------------------------------
                                                    Signature of Pacifica Securityholder or
                                                           Authorized Representative


  ------------------------------------------       -----------------------------------------
                                                        Name of Pacifica Securityholder
                                                            (please print or type)


  ------------------------------------------       -----------------------------------------
                                                     Name of Authorized Representative (if
                                                                  applicable)
                                                            (please print or type)


 Dated: -----------------------------------

                             INSTRUCTIONS AND RULES

1.  USE OF ELECTION AND TRANSMITTAL FORM

    In order to elect to receive either Norske Canada Shares or a combination of cash and Norske Canada Shares in exchange for your Pacifica Securities, you must deliver this Election and Transmittal Form along with the certificates representing your Pacifica Securities duly completed and signed, to CIBC Mellon Trust Company at the office specified below.

    You may make the Partial Cash Election with respect to a portion of your Pacifica Securities and the Share Election with respect to the balance of your Pacifica Securities. To do so you must complete a separate Election and Transmittal form in respect of (a) those of your Pacifica Securities in respect of which you are making the Share Election and (b) those of your Pacifica Securities in respect of which you are making the Partial Cash Election.

    The method used to deliver this Election and Transmittal Form is at the option and sole risk of the Pacifica Securityholder and delivery will be deemed to be effective only when this Election and Transmittal Form is actually received by CIBC Mellon Trust Company. It is recommended that the necessary documentation be hand delivered to CIBC Mellon Trust Company specified below. Alternatively, if sent by mail, registered mail, properly insured, with return receipt is recommended.

    IF CIBC MELLON TRUST COMPANY HAS NOT RECEIVED THIS ELECTION AND TRANSMITTAL FORM ALONG WITH THE CERTIFICATES REPRESENTING YOUR PACIFICA SECURITIES, PROPERLY COMPLETED AND DULY EXECUTED, AT THE TIME THAT IS 48 HOURS BEFORE THE EFFECTIVE TIME, THE PACIFICA SECURITYHOLDER SHALL BE DEEMED TO HAVE ELECTED TO RECEIVE NORSKE CANADA SHARES ONLY (AND NO CASH PAYMENT, EXCEPT FOR FRACTIONAL INTERESTS) IN EXCHANGE FOR ALL ITS PACIFICA SECURITIES IN ACCORDANCE WITH THE ARRANGEMENT. IF THIS ELECTION AND TRANSMITTAL FORM IS INCOMPLETE OR IMPROPERLY COMPLETED, THE PACIFICA SECURITYHOLDER SHALL BE DEEMED TO HAVE IRREVOCABLY CHOSEN THE PACIFICA SHARE ELECTION IN RESPECT OF THOSE PACIFICA SHARES OR UNEXERCISED PACIFICA OPTIONS FOR WHICH NO ELECTION IS PROPERLY MADE.

2.  SIGNING OF THE ELECTION AND TRANSMITTAL FORM

    This Election and Transmittal Form must be duly completed and signed by the Pacifica Securityholder, or by the Pacifica Securityholder's duly authorized representative. If the Pacifica Securityholder holds Pacifica Shares, the signature must correspond in every respect with the name of the Pacifica Securityholder appearing in the share register of Pacifica. If the Pacifica Securityholder holds Pacifica Options, the signature must correspond in every respect with the name of the Pacifica Securityholder appearing in the option agreement between Pacifica and the Pacifica Securityholder granting the Pacifica Options.

    Where this Election and Transmittal Form is executed on behalf of a corporation, partnership or association or by an agent, executor, administrator, trustee, guardian or any person acting in a representative capacity, this Election and Transmittal Form must be accompanied by satisfactory evidence of authority to act. If the Pacifica Shares referred to in this Election and Transmittal Form are held of record by two or more joint owners, all such joint owners must sign this Election and Transmittal Form.

3.  DELIVERY OF CERTIFICATES AND GUARANTEE OF SIGNATURES

    The certificate(s) representing the Pacifica Securities transmitted hereby must be forwarded to the Transfer Agent with this Election and Transmittal Form. No cheques or certificates representing Norkse Canada Shares will be sent to a former Pacifica Securityholder unless and until such certificate(s) representing Pacifica Securities have been delivered to the Transfer Agent. Certificate(s) representing Pacifica Securities registered in the name of the person by whom (or on whose behalf) this Election and Transmittal Form is signed need not be endorsed or accompanied by any form of transfer other than this Election and Transmittal Form itself duly executed. Certificate(s) representing Pacifica Securities not so registered must be endorsed by the registered owner thereof or accompanied by a stock transfer power(s) duly completed by such registered holder, with signature guaranteed in either case by a Canadian chartered bank, a major trust company in Canada, a member firm of a recognized stock exchange, or a member firm of the Securities Transfer Agent Medallion Program (STAMP). THE SIGNATURE OF THE REGISTERED HOLDER ON SUCH CERTIFICATE(S) OR STOCK TRANSFER POWER(S) MUST

CORRESPOND IN EVERY RESPECT WITH THE NAME OF THE REGISTERED HOLDER APPEARING ON THE FACE OF THE CERTIFICATE(S) REPRESENTING THE PACIFICA SECURITIES.

4.  MISCELLANEOUS

    If additional copies of this Election and Transmittal Form are needed, they may be obtained from CIBC Mellon Trust Company at the address specified below. For additional information, please contact CIBC Mellon Trust Company at
(604)   -  .

    If Pacifica Securities are registered in different forms (e.g. "John Doe" and "J. Doe"), a separate Election and Transmittal Form should be signed and delivered to the Depositary for each different registration. No alternative, conditional or contingent elections will be accepted.

    If any certificate representing Pacifica Securities has been destroyed, lost or mislaid, this Election and Transmittal Form should be completed as fully as possible and sent along with a letter describing the circumstances of the loss to the office of the Depositary specified below, which will, in turn, advise you of the requirements for the replacement of such certificate. Norkse Canada reserves the right, if it so elects, in its absolute discretion to instruct the Depositary to waive any defect or irregularity contained in any Election and Transmittal Form received by it.

                THE ADDRESS OF THE TRANSFER AGENT IS AS FOLLOWS:

                                IF BY DELIVERY:

                           CIBC Mellon Trust Company
                         200 Queen's Quay East, Unit 6,
                           Toronto, Ontario M5A 4K9.

                                  IF BY MAIL:

                           CIBC Mellon Trust Company
                           P.O. Box 12005 STN BRM B,
                           Toronto, Ontario M7Y 2K5.

                SCHEDULE 5 -- NORSKE CANADA PLAN OF ARRANGEMENT

                           PLAN OF ARRANGEMENT UNDER
               SECTION 252 OF THE COMPANY ACT (BRITISH COLUMBIA)


1.    SECTION 1 -- INTERPRETATION

1.1.  DEFINITIONS.  In this Plan of Arrangement:

      "ARRANGEMENT" means the arrangement to be undertaken in accordance with this Plan of Arrangement subject to any amendment or variation made in accordance with this Plan of Arrangement;

      "BUSINESS DAY" means any day other than a Saturday, Sunday, a federal holiday in Canada or a day on which banks are not open for business in Vancouver, British Columbia;

      "CLASS A CAPITAL REDUCTION AMOUNT PER SHARE" means the amount of $7.60;

      "CLASS A DIVIDEND AMOUNT PER SHARE" means the amount of $4.40;

      "CLASS A SHARES" means the Class A Common Shares in the capital of Norske Canada;

      "COMPANY ACT" means the COMPANY ACT (British Columbia), R.S.B.C. 1996,
      c. 62, and the regulations issued thereunder, as amended;

      "COURT" means the Supreme Court of British Columbia;

      "EFFECTIVE DATE" means the date on which the Arrangement becomes effective in accordance with the Company Act and the Final Order, as the case may be;

      "EFFECTIVE TIME" means the time on the Effective Date that the Arrangement becomes effective in accordance with its terms;

      "FINAL ORDER" means the order of the Court, as the same may be amended, approving the Arrangement under the Company Act;

      "MEETING" means the extraordinary general meeting of the registered holders of the Class A Shares, including any adjournment of that meeting, to be called and held to consider and, if deemed advisable, approve the Arrangement;

     "NORSKE CANADA" means Norske Skog Canada Limited, a company governed by the ompany Act;

      "PERSON" means an individual, a body corporate (wherever incorporated), an unincorporated association, syndicate or organization, partnership, trust, trustee, executor, administrator or other legal representative;

      "PLAN OF ARRANGEMENT" means this plan of arrangement; and

      "TRANSFER AGENT" means CIBC Mellon Trust Company.

1.2. HEADINGS AND REFERENCES. The headings are for convenience of reference only and shall not affect the construction of this Plan of Arrangement. Unless otherwise specified, references to sections are to sections of this Plan of Arrangement.

1.3. CURRENCY. Except as expressly indicated otherwise, all sums of money referred to in this Plan of Arrangement are expressed and shall be payable in lawful money of Canada.

1.4. GENDER AND NUMBER. This Plan of Arrangement shall be read with all changes in gender and number required by the context.

1.5. TIME. Time shall be of the essence in each matter or thing herein provided. Unless otherwise indicated, all times expressed herein are local time, Vancouver, British Columbia.

2.    SECTION 2 -- THE ARRANGEMENT

2.1. THE ARRANGEMENT. Commencing at the Effective Time on the Effective Date the following shall occur and shall be deemed to occur in the following order without any further act or formality, except as otherwise provided:

      (a) the authorized capital of Norske Canada shall be increased by creating 850,000,000 additional Class A Common Shares;

      (b) a dividend equal to the Class A Dividend Amount Per Share shall be paid by Norske Canada in respect of each of the Class A Shares to the holders thereof;

      (c) the capital of Norske Canada with respect to the Class A Shares shall be reduced by an amount equal to:

           (i) the Class A Capital Reduction Amount Per Share,

               multiplied by

          (ii) the number of outstanding Class A Shares,

          and the Class A Capital Reduction Amount Per Share shall be paid by Norske Canada in respect of each of the Class A Shares to the holders thereof;

      (d) the Memorandum of Norske Canada shall be altered by altering the designation of the Class A Shares to be "Common Shares";

      (e) the authorized capital of Norske Canada shall be decreased by deleting the Class B Preferred Shares from the authorized capital of Norkse Skog Canada;

      (f) the Memorandum of Norske Canada shall be altered by deleting the desigations of the Class B Preferred Shares in the capital of Norske Canada and the Series 1 Class B Preferred Shares in the capital of Norske Canada;

      (g) the Memorandum of Norske Canada shall be altered to be in the form set out in Schedule 1 hereto; and

      (h) sections 25 and 26 of the Articles of Norkse Canada shall be deleted.

3.    SECTION 3 -- AMENDMENT

3.1.  PLAN OF ARRANGEMENT AMENDMENT.

      (a) Norske Canada reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that any such amendment, modification or supplement must be contained in a written document which is filed with the Court and, if made following the Meeting, approved by the Court and communicated to shareholders in the manner required by the Court (if so required).

      (b) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Norske Canada at any time prior to or at the Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Meeting, shall become part of this Plan of Arrangement for all purposes.

                                   SCHEDULE 1

                    Memorandum of Norske Skog Canada Limited


                          Province of British Columbia
                                  Company Act

                                   MEMORANDUM
                                       of
                           Norske Skog Canada Limited

      -------------------------------------------------------------------

      1. The name of the Company is Norske Skog Canada Limited.

      2. The authorized capital of the Company consists of 1,000,000,000 Common Shares without par value.